 Filed Pursuant to Rule 424(b)(4)
 Registration No. 333-224337
Prospectus Supplement
(To prospectus dated June 26, 2018)
Infrastructure and Energy Alternatives, Inc.
8,000,000 shares of common stock

The selling stockholder identified in this prospectus supplement is selling 8,000,000 shares of our common stock. We are not selling any of our shares of common stock, and we will not receive any proceeds from the sale of common stock in this offering.
The selling stockholder has granted the underwriters an option to purchase up to an additional 853,283 shares of common stock for a period of 30 days after the date of this prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “IEA.” On February 3, 2021, the closing sales price of our common stock, as reported on The Nasdaq Capital Market, was $21.86 per share.
Investing in our common stock involves significant risks. See the “Risk Factors” section on page S-8 of this prospectus supplement and page 8 of the accompanying prospectus, and the “Risk Factors” section contained in the documents incorporated by reference herein and therein before investing in our common stock.
	Per share	Total
Public offering price	$16.750000	$134,000,000
Underwriting discount(1)	$1.046875	$8,375,000
Proceeds, before expenses, to selling stockholder	$15.703125	$125,625,000

(1)
See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares against payment in New York, New York on or about February 8, 2021.
Sole Book-Running Manager
Guggenheim Securities
Co-Managers
StifelD.A. Davidson & Co.
The date of this prospectus supplement is February 4, 2021

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a description of our common stock and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference herein and therein (as described below under the heading “Information Incorporated by Reference”), any related free writing prospectus and the additional information described below under the heading “Where You Can Find More Information.”
This prospectus supplement and the accompanying prospectus are part of an effective registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus as to any contract or other document referred to herein and therein are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. You may obtain the registration statement and the exhibits from us or the SEC as indicated under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the other information to which we refer you. Neither we, the selling stockholder nor the underwriters have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of its respective date, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation.
No action is being taken in any jurisdiction outside of the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and observe any restrictions applicable to this offering and the distribution of this prospectus supplement in that jurisdiction. See “Underwriting.”
Unless the context otherwise requires, references in this prospectus supplement to “Company,” “we,” “us,” or “our” refer to Infrastructure and Energy Alternatives, Inc., a Delaware corporation, and its subsidiaries. References to the “selling stockholder” refers to Infrastructure and Energy Alternatives, LLC.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, regarding expectations for the impact of COVID-19, future financial performance, business strategies, expectations for our business, future operations, liquidity positions, availability of capital resources, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements.
These forward-looking statements are based on information available as of the date hereof and as of the respective dates of the documents containing the forward-looking statements, and our management’s expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements as of a specific date should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by forward-looking statements. Some factors that could cause actual results to differ include:
•
potential risks and uncertainties relating to COVID-19, including the geographic spread, the severity of the disease, the scope and duration of the COVID-19 pandemic, actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to treat its impact, and the potential negative impacts of COVID-19 on permitting and project construction cycles, the U.S. economy and financial markets;

•
availability of commercially reasonable and accessible sources of liquidity and bonding;

•
our ability to generate cash flow and liquidity to fund operations;

•
the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

•
our ability to identify acquisition candidates and integrate acquired businesses;

•
consumer demand;

•
our ability to grow and manage growth profitably;

•
the possibility that we may be adversely affected by economic, business, and/or competitive factors;

•
market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

•
the amount of backlog that we are able to recognize in the future;

•
our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;

•
the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

•
the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

•
customer disputes related to the performance of services;

•
disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

S-iii

•
our ability to replace non-recurring projects with new projects;

•
the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

•
the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

•
fluctuations in equipment, fuel, materials, labor and other costs;

•
our beliefs regarding the state of the renewable wind energy market generally; and

•
the “Risk Factors” described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, in our subsequent Quarterly Reports on Form 10-Q, other public filings and press releases.

We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information referred to under the heading “Risk Factors” on page S-8 of this prospectus supplement and page 8 of the accompanying prospectus and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our subsequent Quarterly Reports on Form 10-Q, and any related free writing prospectus before deciding to invest in our common stock.
Our Company
We are a leading infrastructure services company focused on renewable energy and transportation infrastructure. We operate through two segments: Renewables and Specialty Civil. Our Renewables segment provides engineering, procurement and construction (“EPC”) services to the wind energy and solar energy industries. Our Specialty Civil segment provides EPC services to the rail industry, state and local governments as well as other customers and environmental remediation services to the utility and other industries. In 2020, we derived approximately 70% of our revenues from services related to the energy transition and approximately 30% of our revenues from services related to improving transportation infrastructure. We were founded in 1947 as White Construction and became a public company as Infrastructure and Energy Alternatives, Inc. in March 2018 when we merged with a special purpose acquisition company.
Recent Developments
Preliminary Estimated Unaudited Financial Results for the Fiscal Year Ended December 31, 2020
The data presented below reflects our preliminary estimated unaudited financial results for the fiscal year ended December 31, 2020 (“Fiscal 2020”) based upon information available to us as of the date of this prospectus supplement. This data is not a comprehensive statement of our financial results for Fiscal 2020, and our actual results may differ materially from this preliminary estimated data. The audit of our financial statements for Fiscal 2020 has not been completed. During the course of the preparation of our financial statements and related notes and the completion of the audit for Fiscal 2020, additional adjustments to the preliminary estimated financial information presented below may be identified. Any such adjustments may be material.
We have provided ranges, rather than specific amounts, for the preliminary estimates of the unaudited financial data described below primarily because our financial closing procedures for year ended December 31, 2020 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary from the preliminary estimates. These estimates should not be viewed as a substitute for our annual financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period. See the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our unaudited financial data presented below and the actual financial data we will report for the year ended December 31, 2020.
Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial data and, accordingly, Deloitte & Touche LLP do not express an opinion or any other form of assurance with respect thereto.
Based upon such preliminary estimated financial results, we expect revenues, net income and Adjusted EBITDA for Fiscal 2020 to be between the ranges set out in the following table, as compared to the year ended December 31, 2019 (“Fiscal 2019”):

	Preliminary Fiscal 2020 (unaudited)		Fiscal 2019
(in thousands)	Low	High	Actual
Statement of operations data:
Revenues
Renewables Segment	$1,140,000	$1,144,000	$834,029
Specialty Civil Segment	608,000	610,000	625,734
Total	1,748,000	1,754,000	1,459,763
Net income (loss)	(3,200)	—	6,231
Adjusted EBITDA	123,000	127,000	100,738
Cash flow statement data:
Net cash provided by operating activities	50,000	56,000	79,812
Purchases of property, plant and equipment	9,700	9,700	6,764
Proceeds from sale of property, plant and equipment	6,000	6,000	8,272
We define EBITDA as net income (loss), determined in accordance with GAAP, for the period presented, before depreciation and amortization, interest expense and provision (benefit) for income taxes. We define Adjusted EBITDA as EBITDA before acquisition or disposition related expenses, non-cash stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance.
Adjusted EBITDA is a supplemental non-GAAP financial measure and, when considered along with other performance measures, we believe it is a useful measure as it reflects certain drivers of our business, such as revenue growth and operating costs. We believe Adjusted EBITDA can be useful in providing an understanding of our underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not consider certain requirements, such as capital expenditures and depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The following table outlines the reconciliation from preliminary estimated net income (loss) to Adjusted EBITDA for Fiscal 2020 and Fiscal 2019:
	Preliminary Fiscal 2020 (unaudited)		Fiscal 2019
(in thousands)	Low	High	Actual
Net income (loss)	$(3,200)	$—	$6,231
Interest expense, net	62,000	62,000	51,260
Depreciation and amortization	48,000	48,000	48,220
Provision (benefit) for income taxes	11,200	12,000	(1,621)
EBITDA	118,000	122,000	104,090
Non-cash stock compensation expense	4,000	4,000	4,016
Acquisition integration costs(1)	—	—	10,082
Contingent consideration fair value adjustment(2)	—	—	(23,082)
Series B Preferred warrant liability fair value adjustment(3)	1,000	1,000	2,262
Other(4)	—	—	3,370
Adjusted EBITDA	$123,000	$127,000	$100,738

(1)
Acquisition integration costs related include legal, consulting, personnel and other costs associated with the acquisitions of Consolidated Construction Solutions I, LLC and William Charles Construction Group.

(2)
Reflects an adjustment for the year ended December 31, 2019 to the fair value of the our contingent consideration incurred in connection with our merger and initial public offering transactions in March 2018.

(3)
Reflects an adjustment to the fair value of our Series B Preferred Stock anti-dilution warrant liabilities. The warrant liability fair value adjustment is a mark-to-market adjustment based on fluctuation in the price of our common stock.

(4)
Other reflects unanticipated charges related to tax and warranty on solar projects that were previously disclosed as part of our Discontinued Operations in Canada in 2016 and gain/losses on asset sales.

The following table sets forth our preliminary balances of cash, term-loan debt, financing lease obligations, Series A Preferred Stock and Series B Preferred Stock as of December 31, 2020:
(in millions)	As of December 31, 2020 (unaudited)
Cash and cash equivalents	$164.0
Debt(1)	161.7
Financing lease obligations	57.6
Series A Preferred Stock	17.5
Series B Preferred Stock	173.9

(1)
Represents borrowings under our term loan and certain other indebtedness.

As of December 31, 2020, we had $231.2 million of cash and available liquidity under our revolving credit facility. Reducing our cost of capital and increasing our financial flexibility is a focus for the Company. We regularly evaluate alternatives to refinance our existing debt and preferred securities that meet those objectives.

Backlog
As of December 31, 2020, our total backlog was approximately $2.1 billion of which approximately $1.6 billion is expected to be recognized in 2021. The following table summarizes our total backlog by segment as of December 31, 2020 and December 31, 2019 and the portion expected to be recognized over the next twelve months (unaudited):
	Total Backlog		Next 12 Months Backlog
(in millions)	As of December 31, 2020	As of December 31, 2019	As of December 31, 2020	As of December 31, 2019
Renewables Segment	$1,513.4	$1,582.5	$1249.2	$982.7
Specialty Civil Segment	556.1	588.7	379.7	429.2
Total	$2,069.5	$2,171.2	$1,628.9	$1,411.9
Based on historical trends in our backlog, we believe awarded contracts to be firm and that the revenue for such contracts will be recognized over the life of the project. Timing of revenue for construction and installation projects included in our backlog can be subject to change as a result of customer delays, regulatory factors and/or other project-related factors. These changes could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, we have occasionally experienced postponements, cancellations and reductions on construction projects, due to market volatility, regulatory factors and the impact of COVID-19 pandemic on permitting processes and construction cycles. There can be no assurance as to our customers’ requirements or the accuracy of our estimates. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.
Selling Stockholder Distribution
Following completion of the offering and the transactions contemplated by the Securities Purchase Agreement (as defined below), the selling stockholder intends to distribute to its members, pro rata in accordance with such member’s ownership interest in the selling stockholder and the governing documents of the selling stockholder, a combination of (i) the proceeds from the transactions governed by the Securities Purchase Agreement, (ii) the cash proceeds from this offering and (iii) our securities (which may include common stock and warrants exercisable for common stock) held by the selling stockholder after the completion of this offering and the transactions governed by the Securities Purchase Agreement. John Paul Roehm, our President, Chief Executive Officer and a director; Chris Hanson, our Executive Vice President of Wind Operations; Brian Hummer, our Executive Vice President of Operations, and Terence Montgomery and Derek Glanvill, directors, are members of the selling stockholder and, accordingly, a sale by the selling stockholder would result in a sale of the common stock indirectly attributable to them. Rather than having the common stock indirectly attributable to them sold in this offering, Messrs. Roehm and Mongtomery have elected to retain all of the common stock indirectly attributable to them by the selling stockholder and will not receive a distribution of proceeds from this offering. Each of Messrs. Hummer, Hanson and Glanvill (and in the case of Mr. Glanvill, up to a maximum of 150,000 shares of common stock representing approximately 28.2% of the common stock indirectly attributable to Mr. Glanvill through the selling stockholder) are selling their pro rata portion of the common stock sold in this offering indirectly attributable to them through the selling stockholder. We expect that the transactions and distribution described above will result in a distribution of 599,445 shares of common stock to Mr. Roehm, 9,640 shares of common stock to Mr. Montgomery, 61,589 shares of common stock to Mr. Hummer, 57,667 shares of common stock to Mr. Hanson and 381,450 shares of common stock to Mr. Glanvill, in each case excluding common stock issuable upon warrants distributed and assuming no exercise of the underwriters’ option. We expect the distribution (including the common stock portion) will be consummated prior to the expiration of the lock-up period and that each recipient of our securities who is not already covered by a lock-up agreement will be required to enter into a lock-up agreement substantially similar to the one entered into by the selling stockholder in connection with this offering prior to receiving their distribution. We are not a party to the foregoing transactions.
Sale of Series A Preferred Stock and Series B Preferred Stock
On February 3, 2021, Ares Special Situations Fund IV, L.P. (“ASSF IV”) and ASOF Holdings I, L.P. (“ASOF Holdings, and together with ASSF IV, the “Ares Parties”), the selling stockholder and OT POF

IEA Preferred B Aggregator, L.P. (collectively, the “Oaktree Parties”) and Oaktree Power Opportunities Fund III, L.P., entered into a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which the Ares Parties agreed to purchase all of our Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), Series B-1 Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”), and Series B-3 Preferred Stock, par value $0.0001 per share (the “Series B-3 Preferred Stock”) held by the Oaktree Parties. The closing of the transactions under the Securities Purchase Agreement is conditioned upon, among other things, the selling stockholder selling a minimum of $60.0 million of common stock in this offering. We are not a party to the foregoing transaction.
Director Resignation
Peter Jonna, a director designee of the selling stockholder, has notified us that he intends to resign from our board of directors upon the consummation of this offering.
Corporate Information
Our principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and our telephone number is (800) 688-3775. Our website address is http://www.iea.net. The information contained on our website is not incorporated by reference into, and does not form part of, this prospectus supplement.

THE OFFERING
Common stock offered by the selling stockholder
8,000,000 shares of common stock, or 8,853,283 shares of common stock if the underwriters exercise their option in full.
Common stock outstanding immediately before and after this offering
22,905,031 shares of common stock.
Underwriters’ option
The selling stockholder has granted the underwriters an option to purchase up to an additional 853,283 shares of common stock for a period of 30 days after the date of this prospectus supplement.
Use of proceeds
We will not receive any proceeds from the sale of our common stock by the selling stockholder in this offering. Certain of our directors and officers are limited liability company members in the selling stockholder and, accordingly, will receive a portion of the proceeds through a distribution by the selling stockholder. See “Use of Proceeds” on page S-12 of this prospectus supplement.
Dividend policy
We have never paid dividends on our common stock and do not expect to pay dividends on our common stock for the foreseeable future. Any payment of dividends will be at the discretion of our board of directors and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant.
Risk factors
You should read the risk factors found in this prospectus supplement, the accompanying prospectus, and in the documents incorporated herein and therein by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, to ensure you understand the risks associated with an investment in our common stock. See “Risk Factors” on page S-8 of this prospectus supplement and page 8 of the accompanying prospectus.
The Nasdaq Capital Market symbol
Our common stock is listed on The Nasdaq Capital Market under the symbol “IEA.”
Lock-up agreements
We, all of our directors and executive officers, the selling stockholder and the Ares Parties expect to enter into agreements with Guggenheim Securities, LLC that, without the prior written consent of Guggenheim Securities, LLC, on behalf of the underwriters, subject to certain exceptions, neither we nor they will, during the period ending 90 days after the date of this prospectus supplement, (i) offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any shares of our common stock, whether any such swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise. See “Underwriting.”
Certain of our significant stockholders are permitted to exercise their registration rights under the Registration Rights Agreement described in “Selling Stockholder” to have us file a registration statement in respect of the resale of the shares of common stock beneficially owned by such significant stockholders, and the underwriters shall permit us to cooperate and comply with such exercise of registration rights as required under the Registration Rights Agreement, provided that (i) no public filing of a registration statement with respect to the foregoing shall occur earlier than the 75th day after the date of this prospectus supplement and (ii) no sales shall be made under such registration statement until the expiration of the Lock-Up Period. See “Underwriting.”
The number of shares of common stock outstanding immediately before and after this offering is based on 22,905,031 shares of our common stock outstanding as of February 2, 2021 and excludes, as of such date:
•
2,343,608 shares of common stock issuable upon the vesting of outstanding options, restricted stock units, and performance share units issued under the Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan (as amended and restated on June 3, 2019) (the “2018 Incentive Plan”);

•
360,182 shares of common stock issuable for vested options issued under the 2018 Incentive Plan;

•
246,020 shares of common stock that are reserved for future issuance under the 2018 Incentive Plan;

•
1,271,784 shares of common stock issuable upon the conversion of our Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), based upon the stated value of the Series A Preferred Stock plus accrued and unpaid dividends as of January 29, 2021 and assuming conversion at a 10% discount to the 30-day volume weighted average price (“VWAP”) as of January 29, 2021;

•
8,477,600 shares of common stock issuable upon the exercise of outstanding warrants issued in connection with our initial public offering and the closing of our business combination in March 2018; and

•
7,684,096 shares of common stock issuable upon exercise of outstanding warrants issued in connection with our Series B Preferred Stock.

The number of shares outstanding immediately before and after the offering also excludes shares of common stock issuable upon conversion of our Series B-1 Preferred Stock, Series B-2 Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock,” together with the Series B-1 Preferred Stock and Series B-3 Preferred Stock, the “Series B Preferred Stock”) and Series B-3 Preferred Stock and shares of common stock issuable in connection with certain anti-dilution rights granted to the holders of our Series B Preferred Stock. The Series B Preferred Stock is not convertible unless we fail to redeem the Series B Preferred Stock in 2025.

RISK FACTORS
Investing in our common stock involves certain risks. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus, including those included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our subsequent Quarterly Reports on Form 10-Q and in our other public filings and press releases. If any of these risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, you could lose all or part of your investment. Please also read “Cautionary Note Regarding Forward-Looking Statements” on page S-iii of this prospectus supplement and page 3 of the accompanying prospectus. For access to documents that are incorporated by reference into this prospectus supplement, please see the section entitled, “Where You Can Find More Information” and “Information Incorporated by Reference.”
The price of our common stock has increased significantly and has been volatile, and continued volatility could affect the price at which you could sell your shares of common stock.
During the year ended December 31, 2020, the price of our common stock has increased substantially, and the closing sales price has varied from a low of $1.68 per share and a high of $18.22 per share. On February 3, 2021, the closing sales price for our common stock was $21.86 per share.
The price of our common stock may not accurately reflect the value of our common stock and may fluctuate in response to a number of events and factors, including, but not limited to:
•
actual or anticipated quarterly operating results;

•
new developments and significant transactions;

•
the financial projections we provide to the public, and any changes to the projections or failure to meet the projections;

•
changes in our credit ratings;

•
the public’s reaction to our press releases, other public announcements and filings with the SEC;

•
changes in financial estimates, recommendations and coverages by securities analysts;

•
media coverage of our business and financial performance;

•
trends in our industry;

•
significant changes in our management;

•
lawsuits threatened or filed against us; and

•
general economic conditions.

Price volatility over a given period may result in a number of negative outcomes, including, but not limited to:
•
creating potential limitations on the ability to raise capital through the issuance of equity or equity linked securities;

•
impacting the value of our equity compensation, which affects our ability to recruit and retain employees;

•
decreasing the value of the contingent earn-out related to our merger agreement, held in large part by members of management, which could cause a decline in job satisfaction or lead to management turnover;

•
difficulty complying with the listing standards of The Nasdaq Capital Market; and

•
increasing the risk of regulatory proceedings and litigation, including class action securities litigation.

If any of these outcomes were to occur, it could materially and adversely affect our business, financial condition, or results of operations, and the value of your investment.

We do not currently pay dividends and do not anticipate doing so in the foreseeable future.
We have never paid dividends on our common stock and do not expect to pay dividends on our common stock for the foreseeable future. Any payment of dividends will be at the discretion of our board of directors and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant.
The Oaktree Parties, Mohsin Y. Meghji and the Ares Parties have significant ability to influence corporate decisions.
As of February 2, 2021 and prior to giving effect to this offering and the transactions described in “Prospectus Supplement Summary—Recent Developments,” the Oaktree Parties and their affiliates collectively owned 10,845,404 shares of common stock (representing approximately 47.3% of the issued and outstanding common stock as of February 2, 2021), warrants exercisable for an additional 1,675,757 shares of common stock, 17,482.5 shares of Series A Preferred Stock, 20,000 shares of Series B-1 Preferred Stock and 19,123.87 shares of Series B-3 Preferred Stock. After giving effect to this offering and the transactions described in “Prospectus Supplement Summary—Recent Developments,” the Oaktree Parties and their affiliates are expected to collectively own 2,845,404 shares of common stock (representing approximately 12.4% of the issued and outstanding common stock as of February 2, 2021 and assuming no exercise of the underwriters’ option) and warrants exercisable for an additional 1,675,757 shares of common stock.
As of February 2, 2021, the Ares Parties collectively owned 30,000 shares of Series B-1 Preferred Stock, 50,000 shares of Series B-2 Preferred Stock, 80,000 shares of Series B-3 Preferred Stock and warrants exercisable for 5,996,310 shares of common stock. As described in “Prospectus Supplement Summary—Recent Developments—Sale of Series A Preferred Stock and Series B Preferred Stock,” the Ares Parties have entered into the Securities Purchase Agreement to acquire all of the Series A Preferred Stock, Series B-1 Preferred Stock and Series B-3 Preferred Stock held by the Oaktree Parties. After giving effect to the Securities Purchase Agreement, the Ares Parties are expected to collectively own 17,482.5 shares of Series A Preferred Stock, 50,000 shares of Series B-1 Preferred Stock, 50,000 shares of Series B-2 Preferred Stock, 99,123.87 shares of Series B-3 Preferred Stock and warrants exercisable for 5,996,310 shares of common stock.
As of February 2, 2021, Mr. Meghji directly and indirectly beneficially owned 979,308 shares of common stock (representing approximately 4.3% of the issued and outstanding common stock as of February 2, 2021) and warrants exercisable for an additional 1,434,496 shares of common stock.
Each of the Oaktree Parties, the Ares Parties, and Mr. Meghji have the ability to influence corporate decisions, whether through voting shares of common stock or rights granted under the certificate of designations for the Series A Preferred Stock and Series B Preferred Stock and other agreements entered into with such parties.
The interests of the Oaktree Parties, the Ares Parties and Mr. Meghji may not align with the interests of our other stockholders. Each of those entities are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. They may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.
Future sales of our common stock may depress our stock price.
The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur, including sales by the Oaktree Parties, Ares Parties or Mr. Meghji. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
We have a significant amount of debt. Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.
We have a significant amount of debt and substantial debt service requirements. This level of debt could have significant consequences on our future operations, including:

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making it more difficult for us to meet our payment and other obligations;

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our failure to comply with the financial and other restrictive covenants contained in our debt agreements, which could trigger events of default that could result in all of our debt becoming immediately due and payable;

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reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions or strategic investments and other general corporate requirements, and limiting our ability to obtain additional financing for these purposes;

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subjecting us to increased interest expense related to our indebtedness with variable interest rates, including borrowings under our credit facility;

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limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to changes in our business, the industry in which we operate and the general economy;

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placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged;

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making cash dividends more expensive under our Series B Preferred Stock; and

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preventing us from paying dividends.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations. Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our credit agreement in an amount sufficient to enable us to meet our payment obligations and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital, and some of these activities may be on terms that are unfavorable or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations.
The ultimate effects of the current COVID-19 pandemic are unknown and evolving, and could result in negative effects on our business, financial condition, results of operations and prospects.
The COVID-19 pandemic is a constantly evolving situation that has adversely impacted economic activity and conditions in the United States and worldwide. In particular, efforts to control the spread of COVID-19 have led to reoccurring shutdowns and stay-at-home orders, stock price declines, employee layoffs, and governmental programs to support the economy.
The COVID-19 pandemic could affect us in a number of other ways, including but not limited to:
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Delays in receiving permits resulting in unanticipated changes to construction schedules;

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Inabilities to properly staff our construction projects due to quarantines and stay at home orders;

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Inabilities of customers to fund project obligations due to liquidity issues;

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Termination or delay in project construction at our customers’ discretion due to financial uncertainties;

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Inability of, or delays by, our subcontractors to deliver equipment and services;

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Restrictions on our ability to obtain new business if our customer base is financially constrained;

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Inability to obtain bonding from our sureties due to tightening of credit markets; and

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Decrease in demand for civil construction resulting from corresponding decreases in federal, state and local budgets.

Each of the foregoing could cause project delays, force majeure events and project terminations, which could negatively impact our ability to recognize revenues and bill our customers for current costs. In addition, if our customers are unable to finance new projects as a result of their liquidity issues during and in the aftermath of the pandemic, our business outlook will be negatively impacted. A prolonged continuation of the COVID-19 pandemic, or a resurgence of the pandemic even if the current pandemic is significantly reduced, could also result in additional impacts to our business, financial condition, results of operations and prospects. The ultimate effects of the COVID-19 pandemic are unknown at this time. We are continuing to monitor developments but cannot predict at this time whether COVID-19 will have a material impact on our business, financial condition, liquidity or results of operations.

USE OF PROCEEDS
All of the common stock offered hereby is being sold by the selling stockholder. The selling stockholder will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of common stock in this offering.
Pursuant to the terms of that certain Registration Rights Agreement (as defined below), we are obligated to pay certain expenses related to this offering (other than the underwriting discount paid to the underwriters and transfer taxes, if any, with respect to the shares being sold by the selling stockholder), including reasonable fees and disbursements of counsel to the selling stockholder.

SELLING STOCKHOLDER
The following table provides the name of the selling stockholder, information known to us regarding beneficial ownership of our common stock by the selling stockholder as of February 2, 2021, and the number of shares of our common stock offered by the selling stockholder in this offering, and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by the selling stockholder after completion of this offering, with and without exercise of the underwriters’ option to purchase 853,283 additional shares. Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by the selling stockholder.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including securities underlying warrants and options that are currently exercisable or exercisable within 60 days of February 2, 2021. In calculating percentage ownership for the selling stockholder, we treated as outstanding securities underlying warrants and options that are currently exercisable or exercisable within 60 days of February 2, 2021.
Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering(1)		Common Stock Offered Hereby	Common Stock Beneficially Owned After this Offering Assuming No Exercise of the Underwriters’ Option(1)(2)		Common Stock Beneficially Owned After this Offering Assuming Full Exercise of the Underwriters’ Option(1)(2)
	Number	%		Number	%	Number	%
Infrastructure and Energy Alternatives, LLC(1)	12,727,667	51.3%	8,000,000	4,727,667	19.0%	3,874, 384	15.6%

(1)
The selling stockholder may be deemed to beneficially own 12,727,667 shares of common stock, which includes (i) 10,798,500 shares of common stock held by the selling stockholder, (ii) 1,271,784 shares of common stock issuable upon conversion of 17,482.5 shares of Series A Preferred Stock held by the selling stockholder (based upon the stated value of the Series A Preferred Stock plus accrued and unpaid dividends as of January 29, 2021 and assuming conversion at a 10% discount to the 30-day VWAP as of January 29, 2021), and (iii) 657,383 shares of common stock issuable upon exercise of warrants held by the selling stockholder. Shares of common stock issuable upon conversion of Series B Preferred Stock are not included in the number of shares set forth above because the Series B Preferred Stock is not convertible unless we fail to redeem the Series B Preferred Stock in 2025. The aggregate percentage of shares of common stock reported as owned by the selling stockholder is based on (i) 22,905,031 shares of common stock outstanding as of February 2, 2021, (ii) 1,271,784 shares of common stock issuable upon conversion of Series A Preferred Stock (based upon the stated value of the Series A Preferred Stock plus accrued and unpaid dividends as of January 29, 2021 and assuming conversion at a 10% discount to the 30-day VWAP as of January 29, 2021), and (iii) 657,383 shares of common stock issuable upon exercise of warrants to purchase common stock held by the selling stockholder.

(2)
Prior to giving effect to the distribution by the selling stockholder as described in “Prospectus Supplement Summary—Recent Developments—Selling Stockholder Distribution.”

We and the selling stockholder are party to that certain Amended and Restated Registration Rights Agreement, dated March 26, 2018 by and between us and M III Sponsor I, LLC, a Delaware limited liability company (“MIII Sponsor LLC”), M III Sponsor I LP, a Delaware limited partnership (“MIII Sponsor LP”), the selling stockholder, Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, in its capacity as the representative of the selling stockholder, Cantor Fitzgerald & Co. and certain other parties, including the Ares Parties (as amended, modified and otherwise supplemented (the “Registration Rights Agreement”)), which provides the selling stockholder and other parties thereto with customary demand and piggyback registration rights, and the registration statement of which this prospectus supplement and the accompanying prospectus form a part was filed in connection therewith. The common stock offered by this prospectus supplement are the subject of a shelf offering notice issued by the selling stockholder pursuant to the Registration Rights Agreement.

Certain of our significant stockholders are permitted to exercise their registration rights under the Registration Rights Agreement to have us file a registration statement in respect of the resale of the shares of common stock beneficially owned by such significant stockholders, and the underwriters shall permit us to cooperate and comply with such exercise of registration rights as required under the Registration Rights Agreement, provided that (i) no public filing of a registration statement with respect to the foregoing shall occur earlier than the 75th day after the date of this prospectus supplement and (ii) no sales shall be made under such registration statement until the expiration of the Lock-Up Period.
We are party to the Third Amended and Restated Investor Rights Agreement (“Third A&R Investor Rights Agreement”), with MIII Sponsor LLC, the selling stockholder and Oaktree Power Opportunities Fund III Delaware, L.P., pursuant to which Oaktree Power Opportunities Fund III Delaware, L.P. has a right to designate one director to our board so long as Oaktree Power Opportunities Fund III Delaware, L.P. together with its affiliates (including the selling stockholder) directly or indirectly beneficially own at least twenty-five percent (25%) of the common stock beneficially owned by the selling stockholder originally held on March 26, 2018. Peter Jonna currently serves on our board of directors as the designee of Oaktree Power Opportunities Fund III Delaware, L.P. Peter Jonna has notified us that he will resign from our board of directors upon the consummation of this offering.
The selling stockholder and its affiliates currently own 17,482.5 shares of Series A Preferred Stock, 20,000 shares of Series B-1 Preferred Stock, and 19,123.87 shares of Series B-3 Preferred Stock. As described in “Prospectus Supplement Summary—Recent Developments,” the Ares Parties have agreed to purchase the Series A Preferred Stock, Series B-1 Preferred Stock and Series B-3 Preferred Stock from the selling stockholder and its affiliates on the terms, and subject to the conditions, set forth in the Securities Purchase Agreement. The closing of the transactions under the Securities Purchase Agreement is conditional upon the selling stockholder selling a minimum of $60.0 million of common stock in this offering.
Messrs. Roehm, Hanson, Hummer, Montgomery and Glanvill are members of the selling stockholder. As described in “Prospectus Supplement Summary—Recent Developments,” following completion of the offering and the transactions contemplated by the Securities Purchase Agreement, the selling stockholder intends to distribute to its members, pro rata in accordance with such member’s ownership interest in the selling stockholder and the governing documents of the selling stockholder, a combination of (i) the proceeds from the transactions governed by the Securities Purchase Agreement, (ii) the cash proceeds from this offering and (iii) our securities (which may include common stock and warrants exercisable for common stock) held by the selling stockholder after the completion of this offering and the transactions governed by the Securities Purchase Agreement. Rather than having the common stock indirectly attributable to them sold in this offering, Messrs. Roehm and Mongtomery have elected to retain all of the common stock indirectly attributable to them by the selling stockholder and will not receive a distribution of proceeds from this offering. Each of Messrs. Hummer, Hanson and Glanvill (and in the case of Mr. Glanvill, up to a maximum of 150,000 shares of common stock representing approximately 28.2% of the common stock indirectly attributable to Mr. Glanvill through the selling stockholder) are selling their pro rata portion of the common stock indirectly attributable to them through the selling stockholder. We expect that the transactions and distribution described above will result in a distribution of 599,445 shares of common stock to Mr. Roehm, 9,640 shares of common stock to Mr. Montgomery, 61,589 shares of common stock to Mr. Hummer, 57,667 shares of common stock to Mr. Hanson and 381,450 shares of common stock to Mr. Glanvill, in each case excluding common stock issuable upon warrants distributed and assuming no exercise of the underwriters’ option. We expect the distribution (including the common stock portion) will be consummated prior to the expiration of the lock-up period and that each recipient of our securities who is not already covered by a lock-up agreement will be required to enter into a lock-up agreement substantially similar to the one entered into by the selling stockholder in connection with this offering prior to receiving their distribution.
For more information on the Registration Rights Agreement, Third A&R Investor Rights Agreement and a discussion of other relationships between us and the selling stockholder and its affiliates, please see “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Shareholders filed on April 10, 2020.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a general discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of shares of our common stock by a Non-U.S. Stockholder who purchases shares of our common stock during this offering. For purposes of this discussion, a Non-U.S. Stockholder is a beneficial owner of our common stock that is treated for U.S. federal income tax purposes as:
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an individual who is neither a citizen nor a resident of the United States;

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a corporation created or organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia;

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an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, other than a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion does not address the U.S. federal tax consequences to an entity treated as a partnership for U.S. federal income tax purposes or to persons investing through such an entity. If an entity treated as a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership considering an investment in our common stock should consult its own tax advisors as to the U.S. federal income and estate tax consequences of being a partner in a partnership that purchases, owns or disposes of our common stock.
This summary assumes that our common stock is held as a capital asset (generally, property held for investment). This summary is of a general nature and thus does not address all of the U.S. federal income and estate tax considerations that might be relevant to a Non-U.S. Stockholder in light of its particular circumstances or to a Non-U.S. Stockholder subject to special treatment under U.S. federal tax laws (such as banks, insurance companies, dealers in securities or other Non-U.S. Stockholders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, “controlled foreign corporations,” “passive foreign investment companies,” certain former citizens or residents of the United States, or Non-U.S. Stockholders that hold our common stock as part of a straddle, hedging transaction, conversion transaction or integrated transaction). Furthermore, this summary does not discuss any aspects of U.S. federal gift, state, local or non-U.S. taxation. This summary is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change or differing interpretation, possibly with retroactive effect. Each prospective purchaser of our common stock is advised to consult its own tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of our common stock. No assurance exists that the IRS will not challenge any of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Stockholder of purchasing, owning and disposing of our common stock.
PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION AND ANY APPLICABLE TAX TREATY.
Distributions
If we make distributions on our common stock, the distributions will be dividends for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits. To the extent distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a Non-U.S. Stockholder’s basis in our common stock (determined separately for each share), but not below zero, and then will be treated as gain from the sale of stock (as discussed further below).
Any dividend paid to a Non-U.S. Stockholder with respect to our common stock generally will be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Stockholder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, in order to obtain the benefits of such treaty. A Non-U.S. Stockholder that does not timely provide the applicable withholding agent with the required certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Stockholders should consult their own tax advisors regarding their possible entitlement to benefits under a tax treaty.
If, however, the Non-U.S. Stockholder provides a valid IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the United States, and otherwise complies with applicable certification requirements, the dividend will not be subject to the withholding tax described above. Instead, such dividend will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.”
Sale, Exchange or Other Taxable Disposition of Our Common Stock
Except as otherwise discussed below, a Non-U.S. Stockholder generally will not be subject to U.S. federal income tax on any gain realized upon a sale, exchange or other taxable disposition of our common stock unless (i) such gain is effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States), (ii) the Non-U.S. Stockholder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the year in which such sale, exchange or other taxable disposition occurs and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Stockholder’s holding period with respect to our common stock, and, provided that our common stock is regularly traded on an established securities market within the meaning of applicable U.S. Treasury regulations, such Non-U.S. Stockholder has held, directly or constructively, at any time during said period, more than 5% of our common stock. We do not believe that we are or will become a USRPHC; however, there can be no assurance in that regard.
Gain described in clause (i) immediately above will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.” A Non-U.S. Stockholder described in clause (ii) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Stockholder during the taxable year.
Effectively Connected Income
Any dividend with respect to, or gain recognized upon a sale, exchange or other taxable disposition of, our common stock that is effectively connected with a trade or business carried on by a Non-U.S. Stockholder within the United States (and, if an income tax treaty applies, that is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States) will be subject to U.S. federal income tax, based on the Non-U.S. Stockholder’s net effectively connected income, generally in the same manner as if the Non-U.S. Stockholder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a Non-U.S. Stockholder that is a corporation for U.S. federal income tax purposes, such corporate Non-U.S. Stockholder may also be subject to a “branch profits tax” on its effectively connected earnings and profits (subject to certain adjustments) at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Stockholders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

FATCA Withholding
Under legislation commonly known as the Foreign Account Tax Compliance Act or “FATCA,” a 30% withholding tax generally will be imposed on dividends with respect to, and the gross proceeds of dispositions of, shares of our common stock paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, including pursuant to an intergovernmental agreement, and (ii) certain other non-U.S. entities, unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. Under proposed U.S. Treasury regulations promulgated on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of shares of our common stock. All Non-U.S. Stockholders generally will be required to furnish certifications (generally on an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI) or other documentation to establish an exemption from withholding under FATCA. Even if a Non-U.S. Stockholder provides such certification, FATCA withholding will still apply where our common stock is held through a non-U.S. broker (or other non-U.S. intermediary) that is not FATCA compliant. Under certain circumstances, a Non-U.S. Stockholder may be eligible for refunds or credits of the tax. Non-U.S. Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in shares of our common stock, including the potential applicability of any intergovernmental agreements entered into between the United States and countries in which such applicable Non-U.S. Stockholders or their financial intermediaries are resident or maintain a branch.
Information Reporting and Backup Withholding
Annual reporting to the IRS and to each Non-U.S. Stockholder will be required as to the amount of dividends paid to such Non-U.S. Stockholder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Stockholder’s country of residence. Dividends generally are not subject to “backup withholding” if the Non-U.S. Stockholder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI).
The payment of the proceeds of the sale, exchange or other disposition of our common stock to or through the U.S. office of a broker will be subject to both backup withholding and information reporting unless the Non-U.S. Stockholder certifies its non-U.S. status on IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our common stock by non-U.S. offices of U.S. brokers or non-U.S. brokers with certain types of relationships to the United States unless the Non-U.S. Stockholder certifies its non-U.S. status or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non-U.S. Stockholder may be refunded or credited against such Non-U.S. Stockholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
Estate Tax
A Non-U.S. Stockholder who is an individual should note that shares of our common stock (i) owned and held by such individual or (ii) otherwise includible in such individual’s gross estate for U.S. federal estate tax purposes (for example, where such shares are owned and held by a trust funded by such individual and with respect to which the individual has retained certain interests or powers), generally will be, absent an applicable treaty, treated as U.S.-situs property subject to U.S. federal estate tax. Accordingly, Non-U.S. Stockholders who are individuals may be subject to U.S. federal estate tax on all or a portion of the value of our common stock owned, directly or indirectly, at the time of their death. Prospective investors who are non-resident alien individuals (or entities includible in such an individual’s gross estate for U.S. federal estate tax purposes) are urged to consult their own tax advisors concerning the potential U.S. federal estate tax consequences of owning our common stock.

UNDERWRITING
Guggenheim Securities, LLC is acting as representative of each of the underwriters named below. Guggenheim Securities, LLC is acting as the sole book-running manager, and Stifel, Nicolaus & Company, Incorporated and D.A. Davidson & Co. are acting as co-managers. Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters, each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.
Underwriter	Number of Shares
Guggenheim Securities, LLC	6,208,000
Stifel, Nicolaus & Company, Incorporated	1,433,600
D.A. Davidson & Co.	358,400
Total	8,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts; Expenses
The underwriters have advised us that they propose initially to offer the shares to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at that price less a concession not in excess of $0.628125 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to the selling stockholder. We will not receive any proceeds from the sale of common stock in this offering. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock from us, as applicable.
		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$16.750000	$134,000,000	$148,292,490
Underwriting discounts and commissions to be paid by us	$1.046875	$8,375,000	$9,268,281
Proceeds, before expenses, to the selling stockholder	$15.703125	$125,625,000	$139,024,210
We estimate expenses payable by us in connection with this offering will be approximately $730,000, which includes certain expenses incurred by the selling stockholder and the underwriters in connection with this offering that will be reimbursed by us. We have agreed to reimburse the underwriters for the filing fees incident to and the fees and disbursements of counsel for the underwriters (up to $25,000 in the aggregate) in connection with securing any required review by FINRA of the terms of this offering.
Option to Purchase Additional Shares
The selling stockholder has granted the underwriters an option to purchase up to an additional 853,283 shares of common stock at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
Pursuant to the underwriting agreement, we have agreed that we will not, for a period of 90 days after the date of this prospectus supplement (the “Lock-Up Period”), whether any such transaction described in clause (a) or (b) below is to be settled by delivery of common stock or other securities, in cash or otherwise, without the prior written consent of the representative:
a)
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to undertake any of the foregoing, or

b)
enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities,

The foregoing restrictions shall not apply to the following:
a)
the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement;

b)
grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the consummation of this offering, or such other time and date as we and Guggenheim Securities, LLC, on behalf of the underwriters, may agree upon in writing and described in this prospectus supplement, provided that such recipients enter into a lock-up agreement with the underwriters;

c)
the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

In connection with this offering, our directors, executive officers and the selling stockholder have agreed that, without the prior written consent of Guggenheim Securities, LLC, on behalf of the underwriters, during the Lock-Up Period, the lock-up signatory will not, and will not cause any direct or indirect affiliate to, directly or indirectly, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the lock-up signatory in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the common stock, the “Relevant Securities”), (b) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Relevant Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Relevant Securities, in cash or otherwise, (c) make any demand for, or exercise any right with respect to, the registration of any Relevant Securities, or (d) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, our directors and executive officers and the selling stockholder may:
a)
transfer the lock-up signatory’s Relevant Securities during the Lock-Up Period:

i.
as a bona fide gift or gifts, charitable contribution or contributions or for bona fide estate planning purposes;

ii.
by will, intestacy or other applicable laws of descent, or by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

iii.
to any trust for the direct or indirect benefit of the lock-up signatory or the immediate family of the lock-up signatory, or if the lock-up signatory is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

iv.
to limited partners, general partners, members or stockholders of the lock-up signatory or to the lock-up signatory’s affiliates or to any corporation, partnership, limited liability company, trust, business entity or investment fund, customer account or other entity controlled by or under common control or management with the lock-up signatory;

v.
to a nominee or custodian of the lock-up signatory or of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above;

provided that (A) such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to Guggenheim Securities, LLC, on behalf of the underwriters, a lock-up agreement for the remainder of the Lock-Up Period and (B) except for any transfer pursuant to subsection (iv) above, no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under Section 16(a) of the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period referred to above), unless such public filing or announcement shall be legally required during the Lock-Up Period, then such public filing or announcement shall clearly indicate in the footnotes thereto that the transaction was not a disposition for value and the nature and conditions of such transfer; and
b)
transfer the lock-up signatory’s Relevant Securities in response to a bona fide third party take-over bid made to all holders of common stock or any other acquisition transaction whereby all or substantially all of the common stock are acquired by a bona fide third party; provided that if such take-over bid or other acquisition transaction is unsuccessful, such common stock may not be transferred until after the expiration of the Lock-Up Period;

c)
make bona fide pledges of the lock-up signatory’s Relevant Securities entered into by the lock-up signatory in the ordinary course of business;

d)
establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the lock-up signatory’s Relevant Securities, provided that (i) beginning on a date that is 75 days after the date of this prospectus supplement, such plan allows for the transfer of no more than 5% of the Relevant Securities held by the lock-up signatory as of the date of this prospectus supplement, only if such transfers are at a price above the public offering price and (ii) no filing under Section 16(a) of the Exchange Act or any other public announcement by or on behalf of the lock-up signatory shall be required or shall be voluntarily made during the Lock-Up Period in connection with such trading plan (except with respect to sales permitted under this subsection (d), then unless such public filing or announcement shall be legally required during the Lock-Up Period, then such public filing or announcement shall clearly indicate in the footnotes thereto that the transaction was not a disposition for value and the nature and conditions of such transfer);

e)
transfer the lock-up signatory’s Relevant Securities to us for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to Relevant Securities issued in connection with any award of equity-based compensation granted pursuant to our existing equity incentive plans described in the registration statement of which this prospectus supplement forms a part or upon the exercise of an option or warrant or the conversion of a Relevant Security;

f)
transfers of shares of common stock to us upon the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to equity incentive plans described in the registration statement of which this prospectus supplement forms a part, provided that any such shares of common stock received upon such exercise shall be subject to the terms of the lock-up agreement;

g)
transfer any of the lock-up signatory’s Relevant Securities acquired after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act or any other public announcement by or on behalf of the lock-up signatory shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer;

h)
transfers of our preferred stock to affiliated funds, investment vehicles, managed accounts and/or other affiliates of Ares Management, LLC pursuant to the Securities Purchase Agreement described in “Prospectus Supplement Summary—Recent Developments,” provided that each transferee shall execute and deliver to the representative a lock-up agreement for the remainder of the Lock-Up Period;

i)
transfer warrants by the lock-up signatory to us in connection with the exercise therewith; provided that any shares of common stock received from such exercise shall be subject to the lock-up agreement;

j)
transfer our preferred stock by the lock-up signatory to us in connection with the conversion thereof; provided that any shares of common stock received from such conversion shall be subject to the lock-up agreement; and

k)
sell the shares to be sold by the lock-up signatory pursuant to the terms of the underwriting agreement, if applicable.

In connection with this offering, certain of our significant stockholders have agreed that, without the prior written consent of Guggenheim Securities, LLC, on behalf of the underwriters, during the Lock-Up Period, the lock-up signatory will not, and will not cause any direct or indirect affiliate to, directly or indirectly, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the lock-up signatory in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the common stock, the “Relevant Securities”), (b) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Relevant Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Relevant Securities, in cash or otherwise, or (c) publicly disclose the intention to do any of the foregoing. Notwithstanding the foregoing, certain of our significant stockholders shall be permitted to exercise their registration rights under the Registration Rights Agreement described in “Selling Stockholder” to have us file a registration statement in respect of the resale of the shares of common stock beneficially owned by such significant stockholders, and the underwriters shall permit us to cooperate and comply with such exercise of registration rights as required under the Registration Rights Agreement, provided that (i) no public filing of a registration statement with respect to the foregoing shall occur earlier than the 75th day after the date of this prospectus supplement and (ii) no sales shall be made under such registration statement until the expiration of the Lock-Up Period.
The Nasdaq Capital Market Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “IEA.”
Price Stabilization and Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates have in the past, and may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received, and may in the future receive, customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.
Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area, or a Member State, no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
A.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

LEGAL MATTERS
The validity of the common stock will be passed upon for us by Kirkland & Ellis, LLP, New York, New York. Certain legal matters in connection with the common stock offered hereby will be passed upon for the underwriters by White & Case LLP, New York, New York. Certain legal matters will be passed upon for the selling stockholder by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference from Infrastructure and Energy Alternatives, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Infrastructure and Energy Alternatives, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.
The consolidated financial statements of Infrastructure and Energy Alternatives, Inc. for the year ended December 31, 2017, incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s website at http://www.sec.gov. We also make available free of charge on our website at http://www.iea.net all materials that we file electronically with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements, Current Reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement or the accompanying prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus.
We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below (excluding information deemed to be furnished and not filed with the SEC):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the SEC on March 12, 2020), including information specifically incorporated by reference into such Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Shareholders filed on April 10, 2020;

•
Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 7, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 10, 2020, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 9, 2020;

•
Current Reports on Form 8-K filed with the SEC on January 27, 2020, February 20, 2020, March 4, 2020, March 10, 2020, May 19, 2020, June 2, 2020, July 24, 2020, August 17, 2020, November 4, 2020, and November 23, 2020; and

•
the description of our Common Stock contained in our Form 8-A filed on June 7, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our Common Stock.

We also incorporate by reference all subsequent filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until the offering under this prospectus supplement is completed. Information in such future filings updates and supplements the information provided in this prospectus supplement and accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference. You can request such copies by writing or telephoning us at the following address or telephone number:
Infrastructure and Energy Alternatives, Inc.
6235 Digital Way
Suite 460
Indianapolis, IN 46278
(800) 688-3775
Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this documents or you specifically request them.

 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-224337
PROSPECTUS
INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
Primary Offering of
8,480,000 Shares of Common Stock Upon Exercise of Warrants
Secondary Offering of
15,418,626 Shares of Common Stock
3,273,803 Warrants to Purchase One-Half of One Share of Common Stock

This prospectus relates to the issuance by us of up to 8,480,000 shares of our common stock, par value $0.0001 per share (“Common Stock”), which consist of (a) 7,500,000 shares that may be issued upon the exercise of 15,000,000 warrants (the “Public Warrants”) originally sold as part of units in our July 2016 initial public offering (the “IPO”), (b) 230,000 shares that may be issued upon the exercise of 460,000 warrants originally issued to certain investors in a private placement that closed simultaneously with the consummation of the IPO (the “Private Placement Warrants”), and (c) 750,000 shares that may be issued upon exercise of 1,500,000 warrants issued in a private placement transaction in March 2018 (the “Backstop Warrants”) to certain investors (“Backstop Purchasers”). The issuance of shares of our Common Stock upon exercise of the Backstop Warrants is solely with respect to the exercise of the Backstop Warrants held by transferees that acquired the Backstop Warrants in registered transactions following the effective date of the registration statement of which this prospectus forms a part. The issuance of shares of our Common Stock upon exercise of the Backstop Warrants by the Backstop Purchasers will be made in reliance on Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The resale of such shares of Common Stock issued upon exercise of the Backstop Warrants are being registered for resale by the Backstop Purchasers, as described below.
This prospectus also relates to the resale or distribution from time to time by the selling securityholders of up to:
•
420,000 Private Placement Warrants and 1,500,000 Backstop Warrants;

•
210,000 shares of our Common Stock that are issuable upon exercise of the Private Placement Warrants by certain selling securityholders;

•
750,000 shares of our Common Stock upon exercise of the Backstop Warrants by the Backstop Purchasers, who will receive such shares of Common Stock in transactions exempt from registration under Section 4(a)(2) of the Securities Act;

•
1,353,803 Public Warrants held by a selling securityholder that may be deemed our affiliate and 676,901 shares of Common Stock that are issuable upon exercise thereof; and

•
13,781,725 shares of Common Stock, consisting of (a) 10,428,500 shares issued in a private placement as consideration to the former owner of IEA Energy Services LLC (such stockholder, “IEA Parent”) as of the consummation of the Business Combination (as defined herein), which shares are subject to contractual restrictions on transfer until 180 days following consummation of the Business Combination; (b) 2,541,001 shares in aggregate originally issued to M III Sponsor I LLC and M III Sponsor I LP in a private placement prior to the closing of the IPO (the “Founder Shares”) (such stockholders, together with their transferees, the “Founder Share Holders”), which shares are subject to contractual restrictions on transfer until at least 180 days following consummation of the Business Combination; (c) 342,256 shares in aggregate originally issued to certain investors in a private placement that closed simultaneously with the consummation of the IPO (the “Private Placement Shares”) (such stockholders, together with their transferees, the “Private Placement Share Holders”); and (d) 469,968 shares issued in private placements to certain financial advisors to the Company and IEA Parent concurrently with the consummation of the Business Combination and their transferees, which shares are subject to contractual restrictions on transfer until 90 days following the consummation of the Business Combination.

You should read this prospectus and any applicable prospectus supplement before you invest.
The offer and sale of securities under this Prospectus shares may through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.
The selling securityholders identified in this prospectus will pay any underwriting fees, discounts or commissions and transfer taxes relating to the registration or sale of their shares. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.
We may offer and sell these securities and the selling securityholders may offer and sell the Common Stock to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 38 of this prospectus or by any means described in any applicable prospectus supplement.
Any prospectus supplements and related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.
Our Common Stock is traded on The Nasdaq Capital Market, or NASDAQ, under the symbol “IEA” and our Warrants are traded on NASDAQ under the symbol “IEAWW.” On June 22, 2018, the closing sale price of our Common Stock on the NASDAQ was $9.11 per share and the closing sale price of our Warrants was $0.85 per Warrant. You are urged to obtain current market quotations for our Common Stock and Warrants.

Investing in our Common Stock involves certain risks. See “Risk Factors” beginning on page 8 and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2018.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We may use the shelf registration statement to sell up to an aggregate of 8,480,000 shares of our Common Stock from time to time through any means described in the section entitled “Plan of Distribution.” The selling securityholders may use the shelf registration statement to sell up to an aggregate of 15,418,626 shares of our Common Stock and 3,273,803 of our warrants from time to time through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of Common Stock by the selling securityholders. We or the selling securityholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation by Reference.”
You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling securityholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.
The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of Common Stock.
This prospectus is not an offer to sell or solicitation of an offer to buy these shares of Common Stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.
Unless the context indicates otherwise, the terms “IEA,” “Company,” “we,” “us,” and “our” refer to Infrastructure and Energy Alternatives, Inc., a Delaware corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:
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our future financial performance;

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changes in the market for IEA’s customers;

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expansion plans and opportunities; and

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other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
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the ability to maintain the listing of our Common Stock and Warrants on Nasdaq;

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consumer demand;

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our ability to grow and manage growth profitably;

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the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

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market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

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our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with its fixed price and other contracts, including any material changes in estimates for completion of projects;

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the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

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the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

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the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

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customer disputes related to the performance of services;

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disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

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our ability to replace non-recurring projects with new projects;

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the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

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the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

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fluctuations in maintenance, materials, labor and other costs;

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our beliefs regarding the state of the renewable wind energy market generally; and

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other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors.”

SUMMARY
Background
M III Acquisition Corp. was incorporated in the State of Delaware on August 4, 2015 as a special purpose acquisition company formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
On March 26, 2018 (the “Closing Date”), M III Acquisition Corp. consummated a business combination (the “Business Combination”) pursuant to the Agreement and Plan of Merger, dated as of November 3, 2017 (as amended, the “Merger Agreement”), by and among M III Acquisition Corp., IEA Energy Services LLC (“IEA Services”), Wind Merger Sub I, Inc. (“Merger Sub I”), Wind Merger Sub II, LLC (“Merger Sub II”), Infrastructure and Energy Alternatives, LLC (“IEA Parent”), Oaktree Power Opportunities Fund III Delaware, L.P. (“Oaktree”), solely in its capacity as IEA Services’ representative, and, solely for purposes of certain sections therein, M III Sponsor I LLC and M III Sponsor I LP (together, the “Sponsors”), providing for, among other things, the merger of Merger Sub I with and into IEA Services with IEA Services surviving such merger and, immediately thereafter, merging with and into Merger Sub II with Merger Sub II surviving such merger as an indirect, wholly-owned subsidiary of the Company. As part of the Business Combination, the name of M III Acquisition Corp. was changed to “Infrastructure and Energy Alternatives, Inc.”
Our Company
We are a leading U.S. provider of infrastructure solutions for the renewable energy, traditional power and civil infrastructure industries. Currently, we are primarily focused on the wind energy industry, where we specialize in providing a broad range of energy, procurement and construction (“EPC”) services throughout the U.S. We are one of three Tier 1 providers in the wind energy industry and have completed more than 190 wind and solar projects in 35 states. The services we provide include the design, site development, construction, installation and restoration of infrastructure. As of March 31, 2018, we believe that we have the #1 U.S. market share among EPCs for wind. We believe we have the ability to continue to grow our wind energy industry business as the industry grows and that we are well-positioned to leverage our expertise and relationships to provide infrastructure solutions in other areas, including the solar energy industry, the traditional power generation industry and civil infrastructure industry.
Corporate Information
Our principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, IN 46278, and our telephone number is (765) 828-2580.

THE OFFERING
We are registering the issuance by us of up to 8,480,000 shares of Common Stock that may be issued upon the exercise of the Public Warrants, Private Placement Warrants and Backstop Warrants, as applicable (each, a Warrant). The issuance of shares of our Common Stock upon exercise of the Backstop Warrants is solely with respect to the exercise of the Backstop Warrants held by transferees that acquired the Backstop Warrants in transactions following the effective date of the registration statement of which this prospectus forms a part. We are also registering the resale from time to time by the selling securityholders of 15,418,626 shares of Common Stock and 3,273,803 Warrants.
Shares of Common Stock to be issued by us upon exercise of Warrants
8,480,000 shares of Common Stock, which consist of (a) 7,500,000 shares that may be issued upon the exercise of Public Warrants originally sold as part of units in our IPO, (b) 230,000 shares that may be issued upon the exercise of 460,000 Private Placement Warrants and (c) 750,000 shares that be issued upon exercise of 1,500,000 Backstop Warrants. The issuance of shares of our Common Stock upon exercise of the Backstop Warrants is solely with respect to the exercise of the Backstop Warrants held by transferees that acquired the Backstop Warrants in registered transactions following the effective date of the registration statement of which this prospectus forms a part. The issuance of shares of our Common Stock upon exercise of the Backstop Warrants by the Backstop Purchasers will be made in reliance on Section 4(a)(2) under the Securities Act. The resale of such shares of Common Stock issued upon exercise of the Backstop Warrants are being registered for resale by the Backstop Purchasers, as described below.
Securities offered by the selling securityholders
We are also registering the resale or distribution from time to time by the selling securityholders of (i) 420,000 Private Placement Warrants and 1,500,000 Backstop Warrants, (ii) 210,000 shares of our Common Stock that are issuable upon exercise of the Private Placement Warrants by certain selling securityholders, (iii) 750,000 shares of Common Stock that are issuable, in transactions exempt from registration under the Securities Act, upon exercise of the Backstop Warrants by the Backstop Purchasers, (iv) 1,353,803 Public Warrants held by certain selling securityholders that may be deemed our affiliates and 676,901 shares of Common Stock that are issuable upon exercise thereof and (v) 13,781,725 shares of Common Stock, consisting of (a) 10,428,500 shares issued in a private placement as consideration to IEA Parent upon consummation of the Business Combination, which shares are subject to contractual restrictions on transfer until 180 days following consummation of the Business Combination; (b) 2,541,001 Founder Shares, which shares are subject to contractual restrictions on transfer until at least 180 days following consummation of the Business Combination; (c) 342,256 Private Placement Shares; and
(d) 469,968 shares issued in private placements to certain financial advisors to the Company and IEA Parent concurrently with the consummation of the Business Combination and their transferees, which shares are subject to contractual restrictions on transfer until 90 days following the consummation of the Business Combination.
Terms of the offering
The selling securityholders will determine when and how they will dispose of the Common Stock and Warrants registered under this prospectus for resale. For additional information concerning the offering, see “Plan of Distribution” beginning on page 38.
Securities outstanding prior to this offering
21,577,650 shares of Common Stock and 16,960,000 Warrants are issued and outstanding as of June 6, 2018.
Securities outstanding after this offering
30,057,650 shares of Common Stock, assuming the exercise of all Warrants.
Risk factors
Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 9.
Use of proceeds
We will not receive any of the proceeds from the sale of the Common Stock or Warrants by the selling securityholders. However, we will receive proceeds of $97,520,000 from the exercise of the Warrants if they are all exercised for cash by the holders of the Warrants at an exercise price of $5.75 per one-half of a share of Common Stock. We intend to use any such proceeds for working capital and general corporate purposes.
Trading market and symbol
Our Common Stock and Warrants are listed on Nasdaq under the symbols “IEA” and “IEAWW,” respectively.

RISK FACTORS
You should carefully review and consider the following risk factors and the other information contained in this prospectus, including the financial statements and notes to the financial statements included herein. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, cash flows, financial condition and results of operations of the Company. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
Risks Related to our Company
Tax reform legislation enacted by the U.S. Congress in December 2017 may materially reduce the value of production tax credits and investment tax credits under certain circumstances.
Our business is focused on supplying products and services to owners and operators of wind energy generation facilities. Currently, the wind and solar industries benefit from federal tax incentives and state renewable portfolio standards. Currently, the federal government provides economic incentives to the owners of wind energy facilities, including a federal production tax credit, an investment tax credit and a cash grant equal in value to the investment tax credit. Although the enactment of the Tax Cuts and Jobs Act in December 2017 (the “2017 Tax Act”) preserved the existing production tax credit and investment tax credit incentive structures, the 2017 Tax Act includes a base erosion and anti-abuse tax (“BEAT”) provision that imposes a minimum tax on certain corporations, and only 80% of the value of such corporation’s production or investment tax credits can be applied as a reduction to such corporation’s BEAT liability. Accordingly, this BEAT provision could reduce the incentive for certain taxable investors to invest in tax equity financing arrangements and could materially reduce the value and availability such tax credits, grants and incentives for certain participants and financing sources in the wind and solar industry. Any such reduction in such credits, grants and incentives could materially and adversely affect the business, financial condition, results of operations, cash flows and growth prospects of the combined company. The BEAT provision generally applies to U.S. corporations that are part of a group with at least $500 million of applicable annual gross receipts and that make certain payments to related foreign persons, including payments that are deductible for U.S. tax purposes, payments to purchase depreciable or amortizable property, reinsurance payments and, in the case of certain “inverted” companies, other payments that reduce the gross receipts of the U.S. corporation. The 2017 Tax Act permits the immediate expensing of certain capital expenditures between September 27, 2017 and January 1, 2023, but this new rule could be less valuable than a dollar-for-dollar investment tax credit or production tax credit, given the reduced corporate income tax rate of 21%. Any of the foregoing changes arising from the 2017 Tax Act, as well as other changes in law not mentioned herein, could adversely impact the demand for development of wind and solar energy generation facilities.
Our failure to comply with the regulations of OSHA and other state and local agencies that oversee transportation and safety compliance could adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
The Occupational Safety and Health Act of 1970, as amended, establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration (“OSHA”) and various recordkeeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards and safety in excavation and demolition work, may apply to our operations. We have incurred, and will continue to incur, capital and operating expenditures and other costs in the ordinary course of business in complying with OSHA and other state and local laws and regulations, and could incur penalties and fines in the future, including, in extreme cases, criminal sanctions.

While we have invested, and will continue to invest, substantial resources in occupational health and safety programs, our industry involves a high degree of operational risk, and there can be no assurance that we will avoid significant liability. Although we have taken what we believe to be appropriate precautions, we have had employee injuries in the past, and may suffer additional injuries in the future. Serious accidents of this nature may subject us to substantial penalties, civil litigation or criminal prosecution. Personal injury claims for damages, including for bodily injury or loss of life, could result in substantial costs and liabilities, which could materially and adversely affect our financial condition, results of operations or cash flows. In addition, if our safety record were to deteriorate, or if we suffered substantial penalties or criminal prosecution for violation of health and safety regulations, customers could cancel existing contracts and not award future business to us, which could materially adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Our business is subject to physical hazards that could result in substantial liabilities and weaken our financial condition.
Construction projects undertaken by us expose our employees to heavy equipment, mechanical failures, transportation accidents, adverse weather conditions and the risk of damage to equipment and property. These hazards can cause personal injuries and loss of life, severe damage to or destruction of property and equipment and other consequential damages and could lead to suspension of operations and large damage claims which could, in some cases, substantially exceed the amount we charge for the associated services. In addition, if serious accidents or fatalities occur, or if our safety records were to deteriorate, we may be restricted from bidding on certain work and obtaining new contracts and certain existing contracts could be terminated. Our safety processes and procedures are monitored by various agencies and ratings bureaus. The occurrence of accidents in our business could result in significant liabilities, employee turnover, increase the costs of our projects, or harm our ability to perform under our contracts or enter into new customer contracts, all of which could materially adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
If we are unable to attract and retain qualified managers and skilled employees, we will be unable to operate efficiently, which could reduce our revenue, profitability and liquidity.
Our business is labor intensive, and some of our operations experience a high rate of employee turnover. In addition, given the nature of the highly specialized work we perform, many of our employees are trained in, and possess, specialized technical skills that are necessary to operate our business and maintain productivity and profitability. At times of low unemployment rates in the areas we serve, it can be difficult for us to find qualified and affordable personnel. We may be unable to hire and retain a sufficiently skilled labor force necessary to support our operating requirements and growth strategy. Our labor and training expenses may increase as a result of a shortage in the supply of skilled personnel. We may not be able to pass these expenses on to our customers, which could adversely affect our profitability. Additionally, our business is managed by a number of key executive and operational officers and is dependent upon retaining and recruiting qualified management. Labor shortages, increased labor or training costs, or the loss of key personnel could materially adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Acquisition and investment activity presents certain risks to our business, operations and financial position, and we may not realize the financial and strategic goals contemplated at the time of a transaction.
We expect that acquisitions and investments will be an important part of our growth strategy. Successful execution following the closing of an acquisition or investment is paramount to achieving the anticipated benefits of the transaction. In the future, we may make acquisitions to expand into new markets and our acquisition strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Mergers and acquisitions are inherently risky, and any mergers and acquisitions that we complete may not be successful. The process of integrating an acquired company’s business into our operations and investing in new technologies is challenging and may result in expected or unexpected operating or compliance challenges, which may require significant expenditures and a significant amount of our management’s attention that would otherwise be focused on the ongoing operation of our business. The potential difficulties or risks of integrating an acquired company’s business include, among others:
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the effect of the acquisition on our financial and strategic positions and our reputation;

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risk that we fail to successfully implement our business plan for the combined business;

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risk that we are unable to obtain the anticipated benefits of the acquisition, including synergies or economies of scale;

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risk that we are unable to complete development and/or integration of acquired technologies;

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risk that the market does not accept the integrated product portfolio;

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challenges in reconciling business practices or in integrating product development activities, logistics or information technology and other systems;

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challenges in reconciling accounting issues, especially if an acquired company utilizes accounting principles different from those we use;

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retention risk with respect to key customers, suppliers and employees and challenges in retaining, assimilating and training new employees;

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potential failure of the due diligence processes to identify significant problems, liabilities or other shortcomings or challenges of an acquired company, which could result in unexpected litigation, regulatory exposure, financial contingencies and known and unknown liabilities; and

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challenges in complying with newly applicable laws and regulations, including obtaining or retaining required approvals, licenses and permits.

Acquisitions and/or investments may also result in the expenditure of available cash and amortization of expenses any of which could have a material adverse effect on our operating results or financial condition. Investments in immature businesses with unproven track records and technologies have an especially high degree of risk, with the possibility that we may lose the value of our entire investments or incur additional unexpected liabilities. Large or costly acquisitions or investments may also diminish our capital resources and liquidity or limit our ability to engage in additional transactions for a period of time. All of the foregoing risks may be magnified as the cost, size or complexity of an acquisition or acquired company increases, or where the acquired company’s products, market or business are materially different from ours, or where more than one integration is occurring simultaneously or within a concentrated period of time.
In addition, in the future we may require significant financing to complete an acquisition or investment, whether through bank loans, raising of debt or otherwise. We cannot assure you that such financing options will be available to us on reasonable terms, or at all. If we are not able to obtain such necessary financing, it could have an impact on our ability to consummate a substantial acquisition or investment and execute our growth strategy. Alternatively, we may issue a significant number of shares as consideration for an acquisition, which would have a dilutive effect on our existing shareholders.
The U.S. wind and solar industries benefit from tax and other economic incentives and political and governmental policies. A significant change in these incentives and policies could materially and adversely affect our business, financial condition, results of operations, cash flows and growth prospects.
The Consolidated Appropriations Act of 2016 (“CAA”) extended certain provisions of the Internal Revenue Code, which contains federal tax incentives applicable to the renewable energy industry. Currently, the tax code provides that the production tax credit for wind projects (the “PTC”) applies to qualifying projects for which the construction commencement date was prior to January 1, 2020. The PTC will be reduced by 20% for 2017, by 40% for 2018, and finally will be reduced by 60% for 2019. Similarly, a phase down rate of the investment tax credit (the “ITC”) in lieu of PTC is available for wind projects: 30% ITC for projects commencing before 2017, 24% for projects commencing in 2017, 18% for projects commencing in 2018 and 12% for projects commencing in 2019. Solar projects, however, will be eligible for an investment tax credit (the “Solar ITC”) only. The Solar ITC is 30% for projects commencing prior to 2020 and is reduced to 26% for projects commencing in 2020 and to 22% for projects commencing in 2021. After 2021, the Solar ITC will permanently remain at 10% for projects that commence prior to 2022, but are placed in service after 2023.
The PTC, ITC, Solar ITC and cash grant program provide material incentives to develop wind energy generation facilities and thereby impact the demand for our manufactured products and services. The increased demand for our products and services resulting from the credits and incentives may continue until such credits or incentives lapse. The failure of Congress to extend or renew these incentives beyond their current expiration dates could significantly delay the development of wind energy generation facilities and the demand for wind turbines, towers and related components. In addition, we cannot assure you that any subsequent extension or renewal of the PTC, ITC, Solar ITC or cash grant program would be enacted prior to its expiration or, if allowed to expire, that any extension or renewal enacted thereafter would be enacted with retroactive effect. It is possible that these federal incentives will not be extended beyond their current expiration dates. Any delay or failure to extend or renew the PTC, ITC, Solar ITC or cash grant program in the future could have a material adverse impact on our business, results of operations, financial performance and future development efforts.
State renewable energy portfolio standards generally require state-regulated electric utilities to supply a certain proportion of electricity from renewable energy sources or devote a certain portion of their plant capacity to renewable energy generation. Typically, subject utilities comply with such standards by qualifying for renewable energy credits evidencing the share of electricity that was produced from renewable sources. Under many state standards, these renewable energy credits can be unbundled from their associated energy and traded in a market system allowing generators with insufficient credits to meet their applicable state mandate. These standards have spurred significant growth in the wind energy industry and a corresponding increase in the demand for our manufactured products. Currently, the majority of states and the District of Columbia have renewable energy portfolio standards in place and certain states have voluntary utility commitments to supply a specific percentage of their electricity from renewable sources. The enactment of renewable energy portfolio standards in additional states or any changes to existing renewable energy portfolio standards, or the enactment of a federal renewable energy portfolio standard or imposition of other greenhouse gas regulations may impact the demand for our products. We cannot assure you that government support for renewable energy will continue. The elimination of, or reduction in, state or federal government policies that support renewable energy could have a material adverse impact on our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Our business is seasonal and is affected by adverse weather conditions and the spending patterns of our customers, exposing us to variable quarterly results.
Some of our customers reduce their expenditures and work order requests towards the end of the calendar year. Adverse weather conditions, particularly during the winter season, can also affect our ability to perform outdoor services in certain regions of North America. As a result, we generally experience reduced revenue in the first quarter of each calendar year. Natural catastrophes such as hurricanes or other severe weather could also have a negative effect on the economy overall and on our ability to perform outdoor services in affected regions or utilize equipment and crews stationed in those regions, which could negatively affect our results of operations, cash flows and liquidity.
We are self-insured against certain potential liabilities.
Although we maintain insurance policies with respect to employer’s liability, general liability, auto and workers compensation claims, those policies are subject to deductibles or self-insured retention amounts of up to $500,000 per occurrence. We are primarily self-insured for all claims that do not exceed the amount of the applicable deductible/self-insured retention. In addition, for our employees not part of a collective bargaining agreement, we provide employee health care benefit plans. Our primary health insurance plan is subject to a deductible of $100,000 per individual claim per year.
Our insurance policies include various coverage requirements, including the requirement to give appropriate notice. If we fail to comply with these requirements, our coverage could be denied.

Losses under our insurance programs are accrued based upon our estimates of the ultimate liability for claims reported and an estimate of claims incurred but not reported. Insurance liabilities are difficult to assess and estimate due to unknown factors, including the severity of an injury, the extent of damage, the determination of our liability in proportion to other parties and the number of incidents not reported. The accruals are based upon known facts and historical trends.
Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future operating results.
Our backlog consists of the estimated amount of services to be completed from future work on uncompleted contracts. It also includes revenue from change orders and renewal options. Most of our contracts are cancelable on short or no advance notice. Reductions in backlog due to cancellation by a customer, or for other reasons, could significantly reduce the revenue that we actually receive from contracts in backlog. In the event of a project cancellation, we may be reimbursed for certain costs, but we typically have no contractual right to the total revenues reflected in our backlog.
Backlog amounts are determined based on target price estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and from communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, we have occasionally experienced postponements, cancellations and reductions in expected future work due to changes in our customers’ spending plans, as well as on construction projects, due to market volatility, regulatory and other factors. There can be no assurance as to our customers’ requirements or the accuracy of our estimates. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our business, financial condition, results of operations, profitability, cash flows and growth prospects could be materially and adversely affected.
We may choose, or be required, to pay our subcontractors even if our customers do not pay, or delay paying us for the related services.
We use subcontractors to perform portions of our services. In some cases, we pay our subcontractors before our customers pay us for the related services. We could experience a material decrease in profitability and liquidity if we choose, or are required, to pay our subcontractors for work performed for customers that fail to pay, or delay paying us, for the related work.
Our subcontractors may fail to satisfy their obligations to us or other parties, or we may be unable to maintain these relationships, either of which may have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.
We depend on subcontractors to perform work on some of our projects. There is a risk that we may have disputes with subcontractors arising from, among other things, the quality and timeliness of the work they perform, customer concerns about our subcontractors, or our failure to extend existing work orders or issue new work orders under a subcontracting arrangement. If any of our subcontractors fails to deliver the agreed-upon supplies and/or perform the agreed-upon services on a timely basis, then our ability to fulfill our obligations as a prime contractor may be jeopardized. In addition, the absence of qualified subcontractors with whom we have satisfactory relationships could adversely affect our ability to perform under some of our contracts or the quality of the services we provide. Any of these factors could have a material adverse effect on our results of operations, cash flows and liquidity.
We also rely on suppliers to obtain the necessary materials for certain projects, and on equipment manufacturers and lessors to provide us with the equipment we require to conduct our operations. Although we are not dependent on any single supplier or equipment manufacturer or lessor, any substantial limitation on the availability of required suppliers or equipment could negatively affect our operations. Market and economic conditions could contribute to a lack of available suppliers or equipment. If we cannot acquire sufficient materials or equipment, it could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Many of our customers are regulated by federal and state government agencies, and the addition of new regulations or changes to existing regulations may adversely impact demand for our services and the profitability of those services.
Many of our energy customers are regulated by the Federal Energy Regulatory Commission, or FERC, and our utility customers are regulated by state public utility commissions. These agencies could change the way in which they interpret the application of current regulations and/or may impose additional regulations. Interpretative changes or new regulations having an adverse effect on our customers and the profitability of the services they provide could reduce demand for our services, which could adversely affect our results of operations, cash flows and liquidity.
Any future restrictions or regulations which might be adopted could lead to operational delays, increased operating costs for our customers in the wind industry that could result in reduced capital spending and/or delays or cancellations of future wind infrastructure projects, which could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
We could incur substantial costs to comply with environmental, health, and safety laws and regulations and to address violations of or liabilities under these requirements.
Our operations and products are subject to a variety of environmental laws and regulations in the jurisdictions in which we operate and sell products governing, among other things, air emissions, wastewater discharges, the use, handling and disposal of hazardous materials, soil and groundwater contamination, employee health and safety, and product content, performance and packaging. We cannot guarantee that we will at all times be in compliance with such laws and regulations and if we fail to comply with these laws and regulations or our permitting and other requirements, we may be required to pay fines or be subject to other sanctions. Also, certain environmental laws can impose the entire or a portion of the cost of investigating and cleaning up a contaminated site, regardless of fault, upon any one or more of a number of parties, including the current or previous owner or operator of the site. These environmental laws also impose liability on any person who arranges for the disposal or treatment of hazardous substances at a contaminated site. Third parties may also make claims against owners or operators of sites and users of disposal sites for personal injuries and property damage associated with releases of hazardous substances from those sites.
Changes in existing environmental laws and regulations, or their application, could cause us to incur additional or unexpected costs to achieve or maintain compliance. The assertion of claims relating to on- or off-site contamination, the discovery of previously unknown environmental liabilities, or the imposition of unanticipated investigation or cleanup obligations, could result in potentially significant expenditures to address contamination or resolve claims or liabilities. Such costs and expenditures could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Our failure to properly manage projects, or project delays, may result in additional costs or claims, which could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Certain of our engagements involve large-scale, complex projects that may occur over extended time periods. The quality of our performance on such a project depends in large part upon our ability to manage our client relationship and the project itself and to timely deploy appropriate resources, including third-party contractors and our own personnel. Our business, financial condition, results of operations, profitability, cash flows and growth prospects could be adversely affected if we miscalculate the resources or time needed to complete a project with capped or fixed fees, or the resources or time needed to meet contractual milestones. Additionally, delays on a particular project, including delays in designs, engineering information or materials provided by the customer or a third party, delays or difficulties in equipment and material delivery, schedule changes, delays from a customer’s failure to timely obtain permits or rights-of-way or to meet other regulatory requirements, weather-related delays, permitting delays, governmental, market, political and other factors, some of which are beyond our control, may result in the cancellation or deferral of project work, which could lead to a decline in revenue from lost project work, or, for project deferrals, could cause us to incur costs for standby pay, and may lead to personnel shortages on other projects scheduled to commence at a later date.
In addition, some of our agreements require that we share in cost overages or pay liquidated damages if we do not meet project deadlines; therefore, any failure to properly estimate or manage cost or delays in the completion of projects, could subject us to penalties, which could adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects. Further, any defects or errors, or failures to meet our customers’ expectations could result in damage claims against us, and because of the substantial cost of, and potentially long lead-times necessary to acquire certain of the materials and equipment used in our complex projects, damage claims may substantially exceed the amount we can charge for our associated services.
We may not accurately estimate the costs associated with services provided under fixed price contracts, which could impair our financial performance.
We derive a significant portion of our revenue from fixed-price contracts. Under these contracts, we typically set the price of our services on a per unit or aggregate basis and assume the risk that certain costs associated with our performance may be greater than what we estimated. In addition, we enter into contracts for specific projects or jobs that may require the installation or construction of an entire infrastructure system or specified units within an infrastructure system, which are priced on a per unit basis. Profitability will be reduced if actual costs to complete each unit exceed our original estimates. If estimated costs to complete the remaining work for the project exceed the expected revenue to be earned, the full amount of any expected loss on the project is recognized in the period the loss is determined. Our profitability is therefore dependent upon our ability to accurately estimate the costs associated with our services and our ability to execute in accordance with our plans. A variety of factors affect these costs, such as lower than anticipated productivity, conditions at work sites differing materially from those anticipated at the time we bid on the contract and higher costs of materials and labor. These variations, along with other risks inherent in performing fixed price contracts, may cause actual project revenue and profits to differ from original estimates. As a result, if actual costs exceed our estimates, we could have lower margins than anticipated, or losses, which could reduce our business, financial condition, results of operations, profitability, cash flows and growth prospects.
We recognize revenue from installation/construction fixed price contracts using the percentage-of-completion method; therefore, variations of actual results from our assumptions may reduce our profitability.
We recognize revenue from fixed price contracts using the percentage-of-completion method, under which the percentage of revenue to be recognized in a given period is measured by the percentage of costs incurred to date on the contract to the total estimated costs for the contract. The percentage-of-completion method therefore relies on estimates of total expected contract costs. Contract revenue and total cost estimates are reviewed and revised on an ongoing basis as the work progresses. Adjustments arising from changes in the estimates of contracts revenue or costs are reflected in the fiscal period in which such estimates are revised. Estimates are based on management’s reasonable assumptions, judgment and experience, but are subject to the risks inherent in estimates, including unanticipated delays or technical complications. Variances in actual results from related estimates on a large project, or on several smaller projects, could be material. The full amount of an estimated loss on a contract is recognized in the period that our estimates indicate such a loss. Such adjustments and accrued losses could result in reduced profitability, which could negatively impact our liquidity and results of operations.
Our failure to recover adequately on claims against project owners, subcontractors or suppliers for payment or performance could have a material adverse effect on our financial results.
We occasionally bring claims against project owners for additional costs that exceed the contract price or for amounts not included in the original contract price. Similarly, we present change orders and claims to our subcontractors and suppliers. If we fail to properly document the nature of change orders or claims, or are otherwise unsuccessful in negotiating a reasonable settlement, we could incur reduced profits, cost overruns or a loss on the project. These types of claims can often occur due to matters such as owner-caused delays, changes from the initial project scope, which result in additional cost, both direct and indirect, or from project or contract terminations. From time to time, these claims can be the subject of lengthy and costly proceedings, and it is often difficult to accurately predict when these claims will be fully resolved. When these types of events occur and unresolved claims are pending, we may invest significant working capital in projects to cover cost overruns pending the resolution of the relevant claims. A failure to promptly recover on these types of claims could have a material adverse effect on our liquidity and financial results.
Our business may be affected by difficult work sites and environments, which could cause delays and/or increase our costs and reduce profitability.
We perform work under a variety of conditions, including, but not limited to, challenging and hard to reach terrain and difficult site conditions. Performing work under such conditions can result in project delays or cancellations, potentially causing us to incur additional, unanticipated costs, reductions in revenue or the payment of liquidated damages. In addition, some of our contracts require that we assume the risk should actual site conditions vary from those expected. Some of our projects involve challenging engineering, procurement and construction phases, which may occur over extended time periods. We may encounter difficulties in engineering, delays in designs or materials provided by the customer or a third party, equipment and material delivery delays, schedule changes, delays from customer failure to timely obtain rights-of-way, weather-related delays, delays by subcontractors in completing their portion of the project and other factors, some of which are beyond our control, but which affect our ability to complete a project as originally scheduled. In some cases, delays and additional costs may be substantial, and we may be required to cancel a project and/or compensate the customer for the delay. We may not be able to recover any of such costs. Any such delays or cancellations or errors or other failures to meet customer expectations could result in damage claims substantially in excess of the revenue associated with a project. Delays or cancellations could also negatively impact our reputation or relationships with our customers, which could adversely affect our ability to secure new contracts and our business, financial condition, results of operations, profitability, cash flows and growth prospects.
We derive a significant portion of our revenue from a concentrated base of customers, and the loss of a small number of our significant customers, or a reduction in their demand for our services, could impair our financial performance.
Our business is concentrated among relatively few customers, and a significant proportion of our services are provided on a project by project basis. Although we have not been dependent upon any one customer, our revenue could significantly decline if we were to lose a small number of our significant customers, or if a few of our customers elected to perform the work that we provide with in-house service teams. In addition, our results of operations, cash flows and liquidity could be negatively affected if our customers reduce the amount of business they provide to us, or if we complete the required work on non-recurring projects and cannot replace them with similar projects. Many of the contracts with our largest customers may be canceled on short or no advance notice. Any of these factors could negatively impact our results of operations, cash flows and liquidity.
A drop in the price of energy sources other than solar or wind energy would adversely affect our results of operations.
We believe that a customer’s decision to invest in solar or wind projects, as opposed to other forms of electric power generation, is to a significant degree driven by the levelized cost of energy production. Changes in technology or cost of commodities could lessen the appeal of wind-generated electricity and other renewables relative to other technologies for power generation. Similarly, government support for other forms of renewable or non-renewable power generation could make construction of wind and solar generating projects less attractive to customers economically. The ability of energy conservation technologies, public initiatives and government incentives to reduce electricity consumption could also lead to a reduction in the need for new generating capacity and in turn reduce demand for our services. If prices for electricity generated by wind or solar facilities are not competitive or demand for new production falls, our business, financial condition, results of operations, profitability, cash flows and growth prospects may be materially harmed.

Increases in the costs of fuel could reduce our operating margins.
The price of fuel needed to run our vehicles and equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. Any increase in fuel costs could materially reduce our profitability and liquidity because most of our contracts do not allow us to adjust our pricing for such expenses.
We maintain a workforce based upon current and anticipated workloads. We could incur significant costs and reduced profitability from underutilization of our workforce if we do not receive future contract awards, if these awards are delayed, or if there is a significant reduction in the level of work we provide.
Our estimates of future performance and results of operations depend on, among other factors, whether and when we receive new contract awards, which affect the extent to which we are able to utilize our workforce. The rate at which we utilize our workforce is affected by a variety of factors, including our ability to manage attrition, our ability to forecast our need for services, which allows us to maintain an appropriately sized workforce, our ability to transition employees from completed projects to new projects or between internal business groups, and our need to devote resources to non-chargeable activities such as training or business development. While our estimates are based upon our good faith judgment, these estimates can be unreliable and may frequently change based on newly available information. In the case of large-scale projects where timing is often uncertain, it is particularly difficult to predict whether and when we will receive a contract award. The uncertainty of contract award timing can present difficulties in matching our workforce size to our contract needs. If an expected contract award is delayed or not received, we could incur costs resulting from reductions in staff or redundancy of facilities, which could reduce our profitability and cash flows.
In the ordinary course of our business, we may become subject to lawsuits, indemnity or other claims, which could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
From time to time, we are subject to various claims, lawsuits and other legal proceedings brought or threatened against us in the ordinary course of our business. These actions and proceedings may seek, among other things, compensation for alleged personal injury, workers’ compensation, employment discrimination and other employment-related damages, breach of contract, property damage, environmental liabilities, multiemployer pension plan withdrawal liabilities, punitive damages and civil penalties or other losses, liquidated damages, consequential damages, or injunctive or declaratory relief. We may also be subject to litigation involving allegations of violations of the Fair Labor Standards Act and state wage and hour laws. In addition, we generally indemnify our customers for claims related to the services we provide and actions we take under our contracts, and, in some instances, we may be allocated risk through our contract terms for actions by our customers or other third parties.
Claimants may seek large damage awards and defending claims can involve significant costs. When appropriate, we establish reserves against these items that we believe to be adequate in light of current information, legal advice and professional indemnity insurance coverage, and we adjust such reserves from time to time according to developments. We could experience a reduction in our profitability and liquidity if our legal reserves are inadequate, our insurance coverage proves to be inadequate or becomes unavailable, or our self-insurance liabilities are higher than expected. The outcome of litigation is difficult to assess or quantify, as plaintiffs may seek recovery of very large or indeterminate amounts in these types of lawsuits or proceedings, and the magnitude of the potential loss may remain unknown for substantial periods of time. Furthermore, because litigation is inherently uncertain, the ultimate resolution of any such claim, lawsuit or proceeding through settlement, mediation, or court judgment could have a material adverse effect on our business, financial condition or results of operations. In addition, claims, lawsuits and proceedings may harm our reputation or divert management’s attention from our business or divert resources away from operating our business, and cause us to incur significant expenses, any of which could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our inability to enforce non-competition agreements with former principals and key management of the businesses we acquire may adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Our existing senior management team has entered into non-competition agreements in our favor and we would generally expect to require key management and former principals of the businesses we acquire to enter into similar non-competition agreements in our favor. Enforceability of these non-competition agreements varies from state to state, and state courts will generally examine all of the facts and circumstances at the time a party seeks to enforce a non-competition agreement; consequently, we cannot predict with certainty whether, if challenged, a court will enforce any particular non-competition agreement. If one or more former principals or members of key management of the businesses we acquire terminate their employment with us and the courts refuse to enforce the non-competition agreement entered into by such person or persons, we might be subject to increased competition, which could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Certain of our businesses have employees who are represented by unions or are subject to collective bargaining agreements. The use of a unionized workforce and any related obligations could adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Certain of our employees are represented by labor unions and collective bargaining agreements. Although all such collective bargaining agreements prohibit strikes and work stoppages, we cannot be certain that strikes or work stoppages will not occur despite the terms of these agreements. Strikes or work stoppages could adversely affect our relationships with our customers and cause us to lose business. Additionally, as current agreements expire, the labor unions may not be able to negotiate extensions or replacements on terms favorable to their members, or at all, or avoid strikes, lockouts or other labor actions from time to time that may affect their members. Therefore, it cannot be assured that new agreements will be reached with employee labor unions as existing contracts expire, or on desirable terms. Any action against us relating to the union workforce we employ could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Our participation in multiemployer pension plans may subject us to liabilities that could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Substantially all of our union and collective bargaining agreements require us to participate with other companies in multiemployer pension plans. To the extent that U.S.-registered plans are underfunded defined benefit plans, the Employee Retirement Income Security Act of 1974, as amended by the Multiemployer Pension Plan Amendments Act of 1980 (collectively, “ERISA”), which governs U.S.-registered multiemployer pension plans, subjects employers to substantial liabilities upon the employer’s complete or partial withdrawal from, or upon termination of, such plans. Under current law pertaining to employers that are contributors to U.S.-registered multiemployer defined benefit plans, a plan’s termination, an employer’s voluntary withdrawal from, or the mass withdrawal of contributing employers from, an underfunded multiemployer defined benefit plan requires participating employers to make payments to the plan for their proportionate share of the multiemployer plan’s unfunded vested liabilities. These liabilities include an allocable share of the unfunded vested benefits of the plan for all plan participants, not only for benefits payable to participants of the contributing employer. As a result, participating employers may bear a higher proportion of liability for unfunded vested benefits if the other participating employers cease to contribute to, or withdraw from, the plan. The allocable portion of liability to participating employers could be more disproportionate if employers that have withdrawn from the plan are insolvent, or if they otherwise fail to pay their proportionate share of the withdrawal liability. We currently contribute, and in the past have contributed to, plans that are underfunded, and, therefore, could have potential liability associated with a voluntary or involuntary withdrawal from, or termination of, these plans. We currently do not have plans to withdraw from, and are not aware of related liabilities associated with these plans. However, there can be no assurance that we will not be assessed liabilities in the future. The Pension Protection Act of 2006 (the “PPA”) requires that underfunded pension plans improve their funding ratios within prescribed intervals based on their level of underfunding, under which benefit reductions may apply and/or participating employers could be required to make additional contributions. In addition, if a multiemployer defined benefit plan fails to satisfy certain minimum funding requirements, the Internal Revenue Service (the “IRS”) may impose on the employers contributing to such a plan a non-deductible excise tax of 5% of the amount of the accumulated funding deficiency.
Based upon the information available to us from plan administrators as of March 31, 2018, several of the multiemployer pension plans in which we participate are underfunded and, as a result, we could be required to increase our contributions, including in the form of a surcharge on future benefit contributions. The amount of additional funds we may be obligated to contribute in the future cannot be estimated, as these amounts are based on future levels of work of the union employees covered by these plans, investment returns and the level of underfunding of such plans.
Withdrawal liabilities, requirements to pay increased contributions, and/or excise taxes in connection with any of the multiemployer pension plans in which we participate could negatively impact our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Our financial results are based, in part, upon estimates and assumptions that may differ from actual results.
In preparing our consolidated financial statements in conformity with U.S. GAAP, management makes a number of estimates and assumptions that affect the amounts reported in our consolidated financial statements. These estimates and assumptions must be made because certain information used in the preparation of our consolidated financial statements is either dependent on future events or cannot be calculated with a high degree of precision from data available. In some cases, these estimates are particularly uncertain and we must exercise significant judgment. Key estimates include: the recognition of revenue and project profit or loss, which we define as project revenue less project costs of revenue, including project-related depreciation, in particular, on long-term construction contracts or other projects accounted for under the percentage-of-completion method, for which the recorded amounts require estimates of costs to complete projects, ultimate project profit and the amount of probable contract price adjustments; allowances for doubtful accounts; estimated fair values of goodwill and intangible assets, acquisition-related contingent consideration, investments in equity investees; asset lives used in computing depreciation and amortization; accrued self-insured claims; share-based compensation; other reserves and accruals; accounting for income taxes; and the estimated impact of contingencies and ongoing litigation. Actual results could differ materially from the estimates and assumptions that we use, which could have a material adverse effect on our results of operations, cash flows and liquidity.
We may have additional tax liabilities associated with our domestic operations and discontinued Canadian operations.
We are currently subject to federal and state income taxes in the United States. Management must exercise significant judgment in determining our provision for income taxes due to lack of clear and concise tax laws and regulations in certain jurisdictions. Tax laws may be changed or clarified and such changes may adversely affect our tax provisions. We are audited by various U.S. tax authorities and in the ordinary course of our business there are many transactions and calculations for which the ultimate tax determination may be uncertain.
Warranty claims and foreign exchange and currency risks resulting from our services could have a material adverse effect on our business.
We generally warrant the work we perform for a two-year period following substantial completion of a project, subject to further extensions of the warranty period following repairs or replacements. We have not historically accrued reserves for potential warranty claims in the United States, as they have not been material, but such claims could potentially increase. We do maintain reserves for warranty claims with respect to our discontinued operations in Canada. If warranty claims in the United States occur, we could be required to repair or replace warrantied items at our cost, or, if our customers elect to repair or replace the warrantied item using the services of another provider, we could be required to pay for the cost of the repair or replacement. Additionally, while we generally require that the materials provided to us by suppliers have warranties consistent with those we provide to our customers, if any of these suppliers default on their warranty obligations to us, we may incur costs to repair or replace the defective materials for which we are not reimbursed. The costs associated with such warranties, including any warranty-related legal proceedings, could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Also, we denominate our contracts in U.S. dollars or in the currencies of our costs. In the past, however, we have entered, and in the future, we may enter, into new contracts in foreign locations that are denominated in currencies other than U.S. dollars, subjecting us to currency risk exposure, particularly when the contract revenue is denominated in a currency different from the contract costs. To the extent that we enter into contracts in the future that are not denominated in U.S. dollars, we will be subject to foreign currency risks, including risks resulting from changes in foreign exchange rates and limitations on our ability to reinvest earnings from operations in one country to fund the financing requirements of our operations in other countries.
Our credit facility imposes restrictions on us that may prevent us from engaging in transactions that might benefit us, including responding to changing business and economic conditions or securing additional financing, if needed.
The terms of our credit facility contain customary events of default and covenants that restrict us from taking certain actions without satisfying certain financial tests or obtaining the consent of the lenders. The restricted actions include, among other things (i) liens; (ii) indebtedness, (including guarantees and other contingent obligations) (subject to certain exceptions, including among other items, indebtedness under a permitted incremental term loan facility); (iii) investments (including loans, advances and acquisitions); (iv) mergers and other fundamental changes; (v) sales and other dispositions of property or assets; (vi) payments of dividends and other distributions and share repurchases (provided, that the loan documents shall permit) (x) distributions to certain of the Company’s subsidiaries, (y) tax distributions and (z) certain other distributions by certain of the Company’s subsidiaries (including distributions for customary public company expenses and distributions for payments on preferred equity of the Company); (vii) changes in the nature of the business; (viii) transactions with affiliates; (ix) burdensome agreements; (x) use of proceeds; (xi) capital expenditures, provided that (A) unfinanced capital expenditures will be permitted in an aggregate amount up to $20.0 million per annum and (B) unlimited financed capital expenditures, subject to pro forma compliance with the Company’s financial covenants; (xii) amendments of organizational documents; (xiii) changes in accounting policies, reporting practices, fiscal year, legal name, state of formation or form of entity; (xiv) sale and lease-back transactions; (xv) payment of credit support, advisory and similar fees to affiliates; (xvi) ownership of subsidiaries; (xvii) sanctions and (xviii) use of proceeds in violation of anti-corruption laws.
Our credit facility requires that we comply with a consolidated leverage ratio and maintain a minimum level of EBITDA. Should we be unable to comply with the terms and covenants of our credit facility, we would be required to obtain consents from our bank group, further modify our credit facility or secure another source of financing to continue to operate our business, none of which may be available to us on reasonable terms or at all. A default could also result in the acceleration of our obligations under the credit facility. In addition, these covenants may prevent us from engaging in transactions that benefit us, including responding to changing business and economic conditions or securing additional financing, if needed. To the extent we need additional financing, we may not be able to obtain such financing at all or on favorable terms, which may materially decrease our profitability, cash flows and liquidity.
We may be unable to obtain additional financing to fund the operations and growth of the Company.
We may require additional financing to fund our operations or growth. The failure to secure additional financing could have a material adverse effect on our continued development or growth.
We may be unable to obtain sufficient bonding capacity to support certain service offerings, and the need for performance and surety bonds may reduce our availability under our credit facility.
Some of our contracts require performance and payment bonds. If we are not able to renew or obtain a sufficient level of bonding capacity in the future, we may be precluded from being able to bid for certain contracts or successfully contract with certain customers. In addition, even if we are able to successfully renew or obtain performance or payment bonds, we may be required to post letters of credit or other collateral security in connection with the bonds, which would reduce availability under our credit facility. Furthermore, under standard terms in the surety market, sureties issue bonds on a project-by-project basis and can decline to issue bonds at any time or require the posting of additional collateral as a condition to issuing or renewing any bonds. If we were to experience an interruption or reduction in the availability of bonding capacity as a result of these or any other reasons, we may be unable to compete for or work on certain projects that require bonding.
Economic downturns could reduce capital expenditures in the industries we serve, which could result in decreased demand for our services.
The demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the U.S. economy. During economic downturns, our customers may not have the ability to fund capital expenditures for infrastructure, or may have difficulty obtaining financing for planned projects. In addition, uncertain or adverse economic conditions that create volatility in the credit and equity markets may reduce the availability of debt or equity financing for our customers, causing them to reduce capital spending. This has resulted, and in the future could result, in cancellations of projects or deferral of projects to a later date. Such cancellations or deferrals could materially and adversely affect our results of operations, cash flows and liquidity. These conditions could also make it difficult to estimate our customers’ demand for our services and add uncertainty to the determination of our backlog.
In addition, our customers are negatively affected by economic downturns that decrease the need for their services or the profitability of their services. During an economic downturn, our customers also may not have the ability or desire to continue to fund capital expenditures for infrastructure or may outsource less work. A decrease in related project work could negatively impact demand for the services we provide and could materially adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Our customers may be adversely affected by market conditions and economic downturns, which could impair their ability to pay for our services.
Slowing conditions in the industries we serve, as well as economic downturns or bankruptcies within these industries, may impair the financial condition of one or more of our customers and hinder their ability to pay us on a timely basis. In difficult economic times, some of our clients may find it difficult to pay for our services on a timely basis, increasing the risk that our accounts receivable could become uncollectible and ultimately be written off. In certain cases, our clients are project-specific entities that do not have significant assets other than their interests in the project. From time to time, it may be difficult for us to collect payments owed to us by these clients. Delays in client payments may require us to make a working capital investment, which could negatively impact our cash flows and liquidity. If a client fails to pay us on a timely basis or defaults in making payments on a project for which we have devoted significant resources, it could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Our industry is highly competitive, which may reduce our market share and harm our financial performance.
We compete with other companies in most of the markets in which we operate, ranging from small independent firms servicing local markets to larger firms servicing regional and national markets. We also face competition from existing and prospective customers that employ in-house personnel to perform some of the services we provide. Additionally, organizations that have adequate financial resources and access to technical expertise and skilled personnel may become a competitor. Most of our customers’ work is awarded through a bid process. Consequently, although management believes reliability is often more important to customers than price, price is often the principal factor that determines which service provider is selected, especially on smaller, less complex projects. Smaller competitors sometimes win bids for these projects based on price alone due to their lower costs and financial return requirements. Additionally, our bids for certain projects may not be successful because of a customer’s perception of our relative ability to perform the work as compared to our competitors or a customer’s perception of technological advantages held by our competitors as well as other factors. Our business, financial condition, results of operations, profitability, cash flows and growth prospects could be materially and adversely affected if we are unsuccessful in bidding for projects or renewing our contracts, or if our ability to win such projects or agreements requires that we accept lower margins.
Many of the industries we serve are subject to customer consolidation, rapid technological and regulatory changes, and our inability or failure to adjust to our customers’ changing needs could result in decreased demand for our services.
We derive a substantial portion of our revenue from customers in the wind utilities and power generation industries, which are subject to consolidation, rapid changes in technology and governmental regulation. Consolidation of any of our customers, or groups of our customers, could result in the loss of one or more of these customers, or could affect customer demand for the services we provide. Additionally, changes in technology may reduce demand for the services we provide.
New technologies or upgrades to existing technologies by customers could reduce demand for our services. Technological advances may result in lower costs for sources of energy, which could render existing renewable energy projects and technologies uncompetitive or obsolete. Our failure to rapidly adopt and master new technologies as they are developed in any of the industries we serve could have a material adverse effect on our results of operations, cash flows and liquidity. Furthermore, our customers in the wind utilities and power generation industries face stringent regulatory and environmental requirements and permitting processes as they implement plans for their projects, any of which could result in delays, reductions and cancellations of projects, which could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
Risks Related to our Securities
There can be no assurance that we will be able to comply with the continued listing standards of NASDAQ.
Our Common Stock and warrants are currently listed on NASDAQ. There can be no assurance that we will be able to meet Nasdaq’s listing requirements with respect to our Common Stock and warrants. In particular, we currently have less than the 400 round lot holders required to list our warrants on the Nasdaq Global Market and anticipate that we will receive a delisting notice with respect to our warrants. If we are unable to stay the delisting process and regain compliance and the warrants are delisted, there could be limited availability of market quotations for the warrants and reduced liquidity in trading the warrants. If the warrants are delisted, we anticipate they would be eligible for quotation and trading on the over-the-counter market, although there can be assurance that trading would be commenced or maintained on the over-the-counter market.
In addition, if we failed to meet Nasdaq’s listing requirements with respect to our Common Stock, in addition to reduced liquidity, we and our stockholders could face significant material adverse consequences including:
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a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Common Stock is listed on NASDAQ, it is a covered security. Although the states are preempted from regulating the sale of our common stock, if we were no longer listed on NASDAQ, our common stock would not be a covered security and we would be subject to regulation in each state in which we offer our common stock.
Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and NASDAQ. In particular, we are required to comply with certain SEC, NASDAQ and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations or the continued listing of our Common Stock and Warrants.
Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.
Our quarterly operating results may fluctuate significantly because of several factors, including:
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labor availability and costs for hourly and management personnel;

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profitability of our products and services, especially in new markets and due to seasonal fluctuations;

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changes in interest rates;

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impairment of long-lived assets;

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macroeconomic conditions, both nationally and locally;

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negative publicity relating to products and services we offer;

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changes in consumer preferences and competitive conditions;

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expansion to new markets; and

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fluctuations in commodity prices.

If securities or industry analysts do not publish or cease publishing research or reports about the Company, our business or our market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of our Common Stock could decline.
The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover the Company were to cease coverage of the Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then-outstanding warrants.
Our warrants were issued in registered form under a Warrant Agreement, dated as of March 26, 2018 with Continental Stock Transfer & Trust Company (as amended, the “Warrant Agreement”). The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Common Stock equals or exceeds $24.00 per share on each of 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or their respective permitted transferees.
Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
Our certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:
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a staggered Board of Directors (“Board”) providing for three classes of directors, which limits the ability of a stockholder or group to gain control of our Board;

•
a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•
a prohibition on stockholders calling a special meeting and the requirement that a special meeting of stockholders may only be called by (i) the chairman of our Board, (ii) our Chief Executive Officer, (iii) a majority of our Board, or (iv) directors designated by M III Sponsor, LLC or Oaktree subject to certain conditions set forth in the Investor Rights Agreement (as defined below); and

•
the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of the Common Stock of the Company and, in the case of our bylaws, in some cases 80% of the Common Stock.

We will incur increased costs and obligations as a result of being a public, listed company.
As a privately held company, IEA had not been required to comply with a number of corporate governance and financial reporting practices and policies required for a public company listed on a national stock exchange. As a public, listed company, we will incur significant legal, accounting and other expenses that neither the Company nor IEA was required to incur in the recent past, particularly after the Company is no longer an “emerging growth company,” as defined under the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act, and the rules and regulations of the SEC and NASDAQ have created uncertainty for public companies and increased the costs and the time that our board of directors and management will need to devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue-generating activities.
Furthermore, the need to establish the corporate infrastructure necessary for a public, listed company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal control over financial reporting, accounting systems disclosure controls and procedures, auditing functions and other procedures related to public reporting in order to meet our reporting obligations as a public company.
For as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We may remain an “emerging growth company” for up to five years or until such earlier time that we have more than $1.07 billion in annual revenues, have more than $700,000,000 in market value of our common shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three year period. Further, there is no guarantee that the exemptions available to us under the JOBS Act will result in significant savings. To the extent we choose not to use exemptions from various reporting requirements under the JOBS Act, we may incur additional compliance costs, which may impact earnings and result in further diversion of management time and attention from revenue-generating activities.
IEA’s management and independent registered public accounting firm have identified internal control deficiencies, which IEA’s management and independent registered public accounting firm believe constitute material weaknesses. If we fail to establish and maintain effective internal control over financial reporting in the future, the ability of the combined company to timely and accurately report its financial results could be adversely affected.
In connection with the audits of our consolidated financial statements as of December 31, 2016 and 2017 and for each of the three years in the period ended December 31, 2017, our independent registered public accounting firm informed us that they identified material weaknesses relating to our internal control over financial reporting under standards established by the PCAOB. The PCAOB defines a material weakness as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of a company’s financial reporting.
As of March 31, 2018, we identified four material weaknesses: (i) IEA has not yet developed an entity level and financial reporting control environment that is designed with appropriate precision, including accounting personnel with an appropriate level of accounting knowledge, experience, and training commensurate with complex accounting issues and financial reporting requirements, (ii) IEA has not yet developed adequate procedures to prepare, document and review areas of significant judgments and accounting estimates, revenue recognition, and accruals, (iii) IEA has not yet developed timely and systematic review by management of journal entries and (iv) IEA has not yet developed segregation of duties related to use access controls for its operating system.
IEA has begun implementing a remediation plan, as described in its Form 10-Q for the quarter ended March 31, 2018. There is no assurance that the measures IEA has taken to date, or any measures the combined company may take in the future, will be sufficient to remediate the material weaknesses described above or to avoid potential future material weaknesses. If management fails to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, the combined company may not be able to produce timely and accurate financial statements and meet its SEC reporting obligations, which could result in sanctions by Nasdaq or the SEC. This could result in a loss of investor confidence and could lead to a decline in our stock price.
Future sales of our Common Stock in the public market, or the perception that such sales may occur, could reduce the price of our Common Stock and Warrants.
As a result of the registration statement of which this prospectus is a part, a significant number of shares of Common Stock will be available for sale into the public markets. In addition, we may sell shares of Common Stock or convertible securities in future offerings. We cannot predict the size of future issuances of Common Stock or securities convertible into Common Stock or the effect, if any, that future issuances and sales of shares of Common Stock will have on the market price of our Common Stock or Warrants. Furthermore, to the extent Warrants are exercised, additional shares of Common Stock will be issued, which will result in dilution to the then existing holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of our Common Stock in the public market, or the perception that such sales could occur, may adversely affect prevailing market prices of our Common Stock and Warrants.
There is no guarantee that the warrants will ever be in the money, and they may expire worthless.
Each Warrant entitles the holder to purchase one half of a share of Common Stock at an exercise price of $5.75, subject to adjustment as set forth in the Warrant Agreement. There is no guarantee that the Warrants will ever be in the money prior to their expiration, and they may expire worthless.
Holders of our Series A Preferred Stock will rank senior to the Common Stock in an event of liquidation involving the Company.
In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any voluntary or involuntary bankruptcy, insolvency or similar proceeding by or against the Company (any such events, “liquidation events”), the holders of our Series A Preferred Stock will be entitled to be paid the stated value of their Series A Preferred Stock plus all accrued and unpaid dividends before any payments can be made on the Common Stock. In the event the Company’s assets are not sufficient to pay the stated value of their Series A Preferred Stock plus all accrued and unpaid dividends, holders of Common Stock may not receive any assets in connection with a liquidation event. See “Description of Securities.”
Holders of our Common Stock may suffer dilution in the future upon conversion of our outstanding Series A Preferred Stock.
The Series A Preferred Stock may be converted into shares of our Common Stock by the holders after the earlier of (i) the third anniversary of the Closing Date and (ii) a non-payment event or an uncured event of default with respect to the Series A Preferred Stock. If converted, each share of Series A Preferred Stock converts into the number of shares of Common Stock equal to (x) $1,000 plus accrued and unpaid dividends as of the conversion date divided by (y) the volume-weighted average price per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the conversion date; provided, however, that if a non-payment event or event of default has occurred and has not been cured as of the conversion date, the Company will issue the number of shares of Common Stock equal to (1) $1,000 plus accrued and unpaid dividends as of the conversion date divided by (2) the product of (x) 90% multiplied by (y) the volume-weighted average price per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the conversion date. As a result, conversion of the Series A preferred stock to Common Stock will dilute the ownership interest of existing holders of our Common Stock.
If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities may decline. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. If an active market for our securities continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of the Company’s securities may include:
•
actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•
changes in the market’s expectations about our operating results;

•
the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•
speculation in the press or investment community;

•
success of competitors;

•
our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•
changes in financial estimates and recommendations by securities analysts concerning the Company or the market in general;

•
operating and stock price performance of other companies that investors deem comparable to the Company;

•
our ability to successfully identify, consummate and integrate business acquisitions;

•
our ability to market new and enhanced products on a timely basis;

•
changes in laws and regulations affecting our business;

•
commencement of, or involvement in, litigation involving the Company;

•
changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•
the volume of shares of our Common Stock available for public sale;

•
any major change in our Board or management;

•
sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

•
general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.
Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.
Our quarterly operating results may fluctuate significantly because of several factors, including:
•
labor availability and costs for hourly and management personnel;

•
profitability of our products and services, especially in new markets and due to seasonal fluctuations;

•
changes in interest rates;

•
impairment of long-lived assets;

•
macroeconomic conditions, both nationally and locally;

•
negative publicity relating to products and services we offer;

•
changes in consumer preferences and competitive conditions;

•
expansion to new markets; and

•
fluctuations in commodity prices.

Certain of our principal stockholders have significant influence over us.
Oaktree beneficially owns approximately 47.8% of our Common Stock. As long as Oaktree owns or controls a significant percentage of our outstanding voting power, it will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets.
M III Sponsor I LLC and Oaktree have ongoing rights to nominate one or two directors, depending on their respective ownership interests, and, in the case of an increase in the size of the Board or an increase in their respective ownership percentages, additional directors proportional to their respective ownership percentages.
The interests of Oaktree may not align with the interests of our other stockholders. The Sponsors and Oaktree are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Oaktree may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. Our current certificate and our proposed certificate of incorporation also provides that the Sponsors and Oaktree and their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Company, do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries.
The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following July 12, 2021, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700,000,000 as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Because IEA had net revenues during its last fiscal year of approximately $455,000,000, if we expand our business or increase our revenues post-Business Combination, we may cease to be an emerging growth company prior to July 12, 2021.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We cannot predict if investors will find our Common Stock less attractive because we will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

USE OF PROCEEDS
All of the shares of Common Stock offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $97,520,000 from the exercise of Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes.

SELLING SECURITYHOLDERS
Beneficial Ownership
The following tables set forth, as of June 6, 2018, certain information regarding the ownership of our Common Stock and Warrants held by the selling securityholders, the number of shares being registered hereby and information with respect to shares and Warrants to be beneficially owned by the selling securityholders assuming all the shares registered hereunder are sold. The percentages in the following table are based on 21,577,650 shares of our Common Stock and 16,960,000 Warrants outstanding as of June 6, 2018. In calculating this percentage for a particular holder, we treated as outstanding the number of shares of our Common Stock issuable upon exercise of that particular holder’s Warrants and did not assume exercise of any other holder’s Warrants.

Common Stock
	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering
Selling Securityholder	Number	Percentage(*)	Number	Number
Private Placement Warrant Holders and Founder Share Holders
IEA Parent(1)	10,313,500	47.8%	10,313,500	0
Mohsin Y. Meghji(2)	2,172,393	9.7%	2,172,393	0
Polar Multi-Strategy Master Fund(3)	317,883	1.4%	317,883	0
MMCAP International Inc. SPC(4)	84,437	*	84,437	0
Steven M. Oliveira(5)	42,219	*	42,219	0
Cooper Creek Partners Management LLC(6)	142,778	*	142,778	0
Islet Management, LP(7)	37,239	*	37,239	0
J. Goldman Master Fund, L.P.(8)	37,239	*	37,239	0
Andrew L. Farkas(9)	177,766	*	177,766	0
Frank Garrison 2002 Trust(10)	44,442	*	44,442	0
Suleman Lunat(11)	22,221	*	22,221	0
Main Street Global LLC(12)	206,091	*	206,091	0
Osbert Hood(13)	20,000	*	20,000	0
Philip Marber(14)	20,000	*	20,000	0
M III Sponsor I, LLC(2)	1,495,492	6.9%	1,495,492	0
Crown Managed Accounts SPC acting for and on behalf of Crown/Polar Segregated Portfolio(15)	2,831	*	2,831	0
Fidelity Charitable Gift Fund(16)	93,500	*	93,500	0
Glazer Capital, LLC(17)	126,656	*	126,656	0
M III Sponsor I, LP(18)	258,231	1.2%	258,231	0
Terence R. Montgomery	21,500	*	21,500	0
Financial Advisors
Cantor Fitzgerald & Co.(19)	690,071	3.2%	145,000	545,071
Stifel, Nicolaus & Company, Incorporated(20)	291,629	*	291,629	0
Jefferies LLC(21)	99,077	*	99,077	0
FMI Capital Advisors(22)	79,262	*	79,262	0
Backstop Purchasers
Royce Value Trust, Inc.(23)	812,500	3.7%	312,500	500,000
Ephraim Fields(24)	223,600	1.0%	62,500	161,100
Greenhaven Road Capital Fund I, L.P.(25)	1,401,741	6.2%	312,500	1,089,241
Dane Capital Fund LP(26)	162,500	*	62,500	100,000

(*)
Represents less than 1%

(1)
Represents 10,313,500 shares of Common Stock issued as consideration in the Business Combination. IEA Parent is controlled by Oaktree. The following entities may be deemed to have indirect beneficial ownership of the shares owned directly by IEA Parent: (i) Oaktree, (ii) Oaktree Fund GP, LLC (“GP LLC”), in its capacity as general partner of Oaktree, (iii) Oaktree Fund GP I, L.P. (“GP LP”), in its capacity as managing member of GP LLC, (iv) Oaktree Capital I, L.P. (“Capital I”), in its capacity as general partner of GP LP, (v) OCM Holdings I, LLC (“Holdings I”), in its capacity as general partner of

Capital I, (vi) Oaktree Holdings, LLC (“Holdings LLC”), in its capacity as managing member of Holdings I, (vii) Oaktree Capital Group, LLC (“OCG”), in its capacity as managing member of Holdings LLC, and (viii) Oaktree Capital Group Holdings GP, LLC (“OCGH GP”), in its capacity as manager of OCG. OCGH GP is managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone. Each of Oaktree, GP LLC, GP LP, Capital I, Holdings I, Holdings LLC, OCG, OCGH GP (collectively, the “Oaktree entities”) and the individual members of OCGH GP disclaim beneficial ownership of the shares reported herein as beneficially owned by each except to the extent of their respective pecuniary interest therein. The business address of IEA Parent is 11611 San Vicente Boulevard, Suite 710, Los Angeles, California 90049 and the business address of Oaktree entities is 333 S. Grand Ave., Los Angeles, CA 90071.
(2)
Mohsin Meghji is the managing member of M III Acquisition Partners I LLC (“M III Partners”), the sole managing member of M III Sponsor I LLC. Consequently, he may be deemed the beneficial owner of the Common Stock held by M III Sponsor I LLC and has sole voting and dispositive control over such shares. Mr. Meghji disclaims beneficial ownership over any Common Stock or Warrants owned by M III Sponsor I LLC in which he does not have a pecuniary interest. Includes 1,400,492 shares of Common Stock held of record by M III Sponsor I LLC, 190,000 private warrants held of record by M III Sponsor I LLC exercisable for 95,000 shares of Common Stock, and, in the case of Mr. Meghji, 1,353,803 public warrants exercisable for 676,901 shares of Common Stock. The business address of M III Sponsor I LLC is c/o M-III Partners, LP, 130 West 42nd Street, 17th Floor, New York, New York 10036.

(3)
Polar Asset Management Partners Inc. is the investment advisor of Polar Multi-Strategy Master Fund and, as such, has full authority to manage the affairs and investments of Polar Multi-Strategy Master Fund. Mr. Paul Sabourin is the Chief Investment Officer of Polar Asset Management Partners, Inc. and, as such, has full authority to manage the investments of Polar Asset Management Partners, Inc. Mr. Sabourin may be deemed to have voting and investment power with respect to the reporting shares.

(4)
MM Asset Management Inc. is the investment sub-advisor of MMCAP International, Inc. SPC and, as such, has full authority to manage the affairs and investments of MMCAP International Inc. SPC. Mr. Hillel Meltz, as portfolio manager of MM Asset Management Inc., is deemed to have voting and dispositive power over the reported shares.

(5)
Includes 4,222 shares held by Steven M. Oliveira 1998 Charitable Remainder Unitrust, 20,265 shares held by South Ocean Capital Management and 17,732 shares held by Steven M Oliveira Roth IRA. As trustee, Mr. Oliveira may be deemed to have voting and dispositive power over the reported shares, and as beneficiary of the trust, he may also be deemed to be the beneficial owner of the reported shares. Steven M. Oliveira Roth IRA is the sole member of South Ocean Capital Management and, as such, has full authority to manage the affairs and investments of South Ocean Capital Management. Steven M. Oliveira is the owner of Steven M. Oliveira Roth IRA and, as such, may be deemed to be beneficial owner of the reported shares and may also be deemed to have voting and dispositive control over the reported shares.

(6)
Mr. Robert Schwartz is the portfolio manager of Cooper Creek Partners Management LLC and has full authority to manage the investments of Cooper Creek Partners Management LLC. Includes 241,000 Warrants exercisable for 120,500 shares of Common Stock.

(7)
Mr. Joseph Samuels is the chief executive officer of Islet Management, LP and has the ultimate authority to manage the affairs and investments of Islet Management, LP.

(8)
J. Goldman & Co, L.P. is the investment manager of J. Goldman Master Fund, L.P. and, as such, has full authority to manage the affairs and investments of J. Goldman Master Fund, L.P. J. Goldman & Co, L.P. is managed by Jay G. Goldman, who has full authority to manage the affairs and investments of J. Goldman & Co, L.P. Therefore, Mr. Goldman may be deemed to have voting and investment power with respect to the reporting shares.

(9)
Mr. Farkas served as a director of the Company prior to the consummation of the Business Combination. Includes 40,000 Warrants exercisable for 20,000 shares of Common Stock.

(10)
Includes 10,000 Warrants exercisable for 5,000 shares of Common Stock. Amy Garrison is the trustee of the Frank Garrison 2002 Trust, and has voting and dispositive power over such Common Stock and Warrants.

(11)
Includes 10,000 Warrants exerciseable for 5,000 shares of Common Stock. Mr. Lunat served as the Company’s Executive Vice President and Head of Corporate Development prior to the consummation of the Business Combination.

(12)
Mr. Jason Capone is the President of Main Street Global LLC and has full authority to manage the affairs and investments of Main Street Global, LLC.

(13)
Mr. Hood served as a director of the Company prior to the consummation of the Business Combination.

(14)
Mr. Marber served as a director of the Company prior to the consummation of the Business Combination.

(15)
Polar Asset Management Partners Inc. is the investment advisor of Crown Managed Accounts SPC acting for and on behalf of Crown/Polar Segregated Portfolio and, as such, has full authority to manage the affairs and investments of Crown Managed Accounts SPC acting for and on behalf of Crown/Polar Segregated Portfolio. Mr. Paul Sabourin is the Chief Investment Officer of Polar Asset Management Partners, Inc. and, as such, has full authority to manage the investments of Crown Managed Accounts SPC acting for and on behalf of Crown/Polar Segregated Portfolio. Mr Sabourin may be deemed to have voting and investment power with respect to the reporting shares.

(16)
Fidelity Charitable Gift Fund’s Board of Trustees has full authority to manage the affairs and investments of Fidelity Charitable Gift Fund.

(17)
Paul Glazer is the managing member of Glazer Capital, LLC. Mr. Glazer has voting and dispositive control with respect to the shares held by Glazer Capital, LLC. The business address for Glazer Capital, LLC is 250 W 55th Street, Suite 30A, New York, New York 10019.

(18)
The general partner of M III Sponsor I LP is M III Acquisition I Corp. The CEO of M III Acquisition Corp. is Sajjad Ebrahim. Mr. Ebrahim has voting and dispositive control over the securities held by M III Sponsor I LP. The business address for M III Sponsor I LP is c/o Lark Investments, Inc., 220 Duncan Mills Road, Suite 615, Toronto, Ontario M3B 3J5 Canada. Includes 50,000 Warrants exerciseable for 25,000 shares of Common Stock.

(19)
The 180,000 shares being offered by Cantor Fitzgerald & Co. were purchased from the Company in a private placement simultaneously with the closing of the Company’s IPO, and include 60,000 shares issuable upon exercise of 120,000 Warrants. Pursuant to FINRA regulations, such shares are deemed compensation for its services in connection with the IPO. Howard Lutnick, through indirect ownership of the general partners of Cantor Fitzgerald & Co., may be deemed the beneficial owner of the reported securities. Mr. Lutnick disclaims beneficial ownership except to the extent of his pecuniary interest therein. Cantor Fitzgerald & Co. acted as an underwriter in connection with the Company’s IPO and as a capital markets advisor to the Company in connection with the Business Combination, for which it received an aggregate of $7.0 million in fees ($6.0 million of which constituted deferred underwriting fees), and, in connection with the Business Combination, pursuant to an agreement with the Company, it agreed to purchase 1,092,354 shares of Common Stock from redeeming stockholders. The business address of Cantor Fitzgerald & Co. is 110 East 59th Street, New York, New York 10022.

(20)
Stifel, Nicolaus & Company, Incorporated acted as a financial advisor to the Company in connection with the consummation of the Business Combination and received such shares as compensation for its services. Stifel Financial Corp. as the sole stockholder of Stifel, Nicolaus & Company, Incorporated, may be deemed the beneficial owner of the reported securities.

(21)
Jefferies LLC acted as a financial advisor to the Company in connection with the consummation of the Business Combination and received such shares as compensation for its services. Jefferies LLC’s ultimate parent, Leucadia National Corp., may be deemed the beneficial owner of the reported securities. Leucadia National Corp. disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein.

(22)
FMI Capital Advisors acted as financial advisor to IEA Parent in connection with the consummation of the Business Combination and received such shares as compensation for its services. Tim Huckaby, as President of FMI Capital Advisors, Inc., may be deemed the beneficial owner of the reported securities. Mr. Huckaby disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(23)
Mr. Charles M. Royce is the portfolio manager of Royce Value Trust, Inc. and has full authority to manage the investments of Royce Value Trust, Inc. Includes 625,000 Warrants exercisable for shares of 312,500 Common Stock.

(24)
Includes 125,000 Warrants to be sold pursuant to this shelf registration statement, exercisable for 62,500 shares of Common Stock.

(25)
Mr. Scott Miller is the managing member of Greenhaven Road Capital Fund I, L.P. and has full authority to manage the investments of Greenhaven Road Capital Fund I, L.P. Includes 1,925,582 Warrants exercisable for 962,791 shares of Common Stock. The business address of Greenhaven Road Capital Fund I, L.P. is c/o Royce & Associates, LLC, 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.

(26)
Mr. Eric Gomberg is the managing member of Dane Capital Fund LLC and has full authority to manage the investments of Dane Capital Fund LLC. Includes 125,000 Warrants to be sold pursuant to this shelf registration statement, exercisable for 62,500 shares of Common Stock.

Warrants
Selling Securityholder	Warrants Beneficially Owned Prior to the Offering	Warrants Offered Hereby	Warrants Beneficially Owned After the Offering
Private Placement Warrant Holders and Founder Share Holders
Mohsin Y. Meghji(1)	1,543,803	1,543,803	0
Andrew L. Farkas(2)	40,000	40,000	0
Frank Garrison 2002 Trust(3)	10,000	10,000	0
Cantor Fitzgerald & Co.(4)	120,000	120,000	0
Suleman Lunat(5)	10,000	10,000	0
M III Sponsor I, LLC(6)	190,000	190,000	0
M III Sponsor I, LP(7)	50,000	50,000	0
Backstop Purchasers
Royce Value Trust, Inc.(8)(9)	625,000	625,000	0
Ephraim Fields(8)(10)	163,200	125,000	38,200
Greenhaven Road Capital Fund I, L.P(8)(11)	1,925,582	625,000	1,300,582
Dane Capital Fund LP(8)(12)	125,000	125,000	0

(*)
Represents less than 1%

(1)
See footnote (2) to the Common Stock table above. Includes 1,353,803 Public Warrants and 190,000 Private Placement Warrants.

(2)
See footnote (9) to the Common Stock table above.

(3)
See footnote (10) to the Common Stock table above.

(4)
See footnote (19) to the Common Stock table above.

(5)
See footnote (11) to the Common Stock table above.

(6)
See footnote (2) to the Common Stock table above.

(7)
See footnote (18) to the Common Stock table above.

(8)
Royce Value Trust, Inc., Ephraim Fields, Greenhaven Road Capital Fund I, L.P and Dane Capital Fund LP (the “Backstop Parties”) were parties to the Subscription and Backstop Agreement, dated March 7, 2018, with the Company, M III Sponsor I LLC and M III Sponsor I LP whereby the Backstop Parties purchased shares of Common Stock to assist in the facilitation of the Business Combination in exchange for receiving Warrants.

(9)
See footnote (23) to the Common Stock table above.

(10)
See footnote (24) to the Common Stock table above.

(11)
See footnote (25) to the Common Stock table above.

(12)
See footnote (26) to the Common Stock table above.

Material Relationship with Selling Securityholders
For information regarding material relationships between the Company and certain of the Selling Securityholders, in addition to those disclosed in the footnotes to the Selling Securityholder table above, see: (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, “Item 13. Certain Relationships and Related Transactions, and Director Independence — Certain Relationships and Related Transactions,” (ii) the descriptions of the Investor Rights Agreement, the Registration Rights Agreement and the Founder Shares Amendment Agreement under “Item 1.01 Entry into a Material Definitive Agreement” in the Current Report on Form 8-K filed by the Company on March 29, 2018, (iii) the description of the Waiver, Consent and Agreement to Forfeit Founder Shares under “Item 1.01 Entry into a Material Definitive Agreement” in the Current Report on Form 8-K filed by the Company on March 20, 2018; (iv) the description of the Subscription and Backstop Agreement under “Item 1.01 Entry into a Material Definitive Agreement” in the Current Report on Form 8-K filed by the Company on March 20, 2018; and (iv) “Certain Relationships and Related Transactions” in the definitive proxy statement filed on February 9, 2018, as supplemented (the “Proxy Statement”).
Certain of the selling securityholders are investment banks or financial advisors that have, as disclosed in the footnotes to the Selling Securityholder table above, provided investment banking or financial advisory services to the Company in the past and such persons may perform additional services to the Company in the future in the ordinary course of their business.

PLAN OF DISTRIBUTION
Issuance of Common Stock Underlying Warrants
Pursuant to the terms of the Warrants, the shares of Common Stock issuable upon exercise thereof will be distributed to those Warrant holders who surrender the certificates representing the Warrants and provide payment of the exercise price to our warrant agent, Continental Stock Transfer & Trust Company.
The prices at which the shares of Common Stock underlying the Warrants covered by this prospectus may actually be disposed of may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
Resale of Common Stock and Warrants by Selling Securityholders
We are registering Common Stock and Warrants offered by this prospectus on behalf of the selling securityholders. The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock and Warrants received after the date of this prospectus from a selling securityholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of any or all of their securities on Nasdaq or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
The selling securityholders may use any one or more of the following methods when disposing of their securities or interests therein:
•
in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•
by distribution to its (or its affiliates) limited partners, general partners, members or other equityholders;

•
in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

•
through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

•
an exchange distribution in accordance with the rules of the applicable exchange, if any;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
broker-dealers may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;

•
directly to one or more purchasers;

•
in other ways not involving market makers or established trading markets;

•
by pledge to secure debts and other obligations;

•
through agents; or

•
in any combination of the above or by any other legally available means.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling securityholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling securityholders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the selling securityholders named herein. However, we will receive proceeds from the exercise of the Warrants if they are exercised by a holder thereof.
The selling securityholders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
Underwriters, broker-dealers and agents that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.
A selling securityholder that is an entity may elect to make a pro rata in-kind distribution of the Common Stock or Warrants to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable Common Stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Common Stock or Warrants acquired in the distribution. A selling securityholder that is an individual may make gifts of Common Stock or Warrants covered hereby. Such donees may use the prospectus to resell the ordinary shares or, if required by law, we may file a prospectus supplement naming such donees.
To the extent required, the securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Blue Sky Restrictions on Resale
In order to comply with the securities laws of some states, if applicable, our securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a selling securityholder wants to sell its securities under this prospectus in the United States, the selling securityholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling securityholder will be able to advise a selling securityholder in which states our securities are exempt from registration with that state for secondary sales.
Any person who purchases our securities from a selling securityholder offered by this prospectus who then wants to sell such securities will also have to comply with Blue Sky laws regarding secondary sales.
When the registration statement that includes this prospectus becomes effective, and a selling securityholder indicates in which state(s) such selling securityholder desires to sell such selling securityholder’s securities, we will be able to identify whether such selling securityholder will need to register or will be able to rely on an exemption therefrom.
We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling securityholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.
We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus, including with regard to compliance with state securities or “blue sky” laws. The registration expenses of any registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective, will be borne by the Company. The parties to the Registration Rights Agreement shall be responsible for any underwriters’ commissions and discounts or brokerage fees in respect of the registrable securities sold by them and the fees and expenses of any legal counsel representing them except as otherwise set forth in the Registration Rights Agreement.

DESCRIPTION OF SECURITIES
This prospectus contains a summary description of our securities that we may offer from time to time. These summary descriptions are not meant to be complete descriptions and the particular terms of such securities will be described in the accompanying prospectus supplement and other offering material. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. Further, this summary is subject to, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, each of which is incorporated by reference, the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”), as amended, and other applicable provisions of Delaware Law.
Common Stock
Common Stock
Our certificate of incorporation provides that all of the shares of our Common Stock have identical rights, powers, preferences and privileges.
Voting Power
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified by our certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors are divided into three classes, each of which will serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.
Dividends and other distributions.
The holders of our Common Stock are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor and subject to the provisions of the Certificate of Designation (as defined below).
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive rights.
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.
Warrants
Public Stockholder’s Warrants
Each warrant entitles the registered holder to purchase one-half of one share of our Common Stock at a price of $5.75 per half share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of our Business Combination. For example, if a warrant holder holds two warrants, such warrants will be exercisable for one share of the company’s Common Stock. Warrants may be exercised only for a whole number of shares of Common Stock at $11.50 per share. The warrants will expire five years after the completion of our Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis (except as set forth below), and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or unless an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than thirty (30) days, after the closing of our Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the warrants is not effective within 90 days after the closing of our initial business combination, warrant holders may, under the circumstances specified in the Warrant Agreement and until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.
Once the warrants become exercisable, we may call the warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported last sale price of the Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $24.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 consecutive trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsors and its permitted transferees would still be entitled to exercise their private placement warrants contained in the private placement units for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant.
The warrants are issued in registered form under the Warrant Agreement, which provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued.

Private Placement Warrants
For as long as the private placement warrants are held by Cantor Fitzgerald & Co. or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO. If the private placement warrants are held by holders other than the Sponsors, Cantor Fitzgerald & Co. or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the public shares.
If holders of the private placement warrants elect to exercise them on a cashless basis, each such holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Preferred Stock
We have 34,965 shares of preferred stock outstanding as of June 22, 2018 (the “Series A Preferred Stock”). The Certificate of Designation governing the Series A Preferred Stock (the “Certificate of Designation”) provides that the holders of Series A Preferred Stock will irrevocably constitute and appoint Oaktree as the sole and exclusive attorney-in-fact and proxy of the holders of Series A Preferred Stock with full power of substitution and resubstitution, to exercise or abstain from exercising certain of the rights granted to the holders of Series A Preferred Stock pursuant to the Certificate of Designations, including the Consent Rights and the conversion rights described below, to the fullest extent permitted by law.
Voting; Consent Rights
Other than any voting rights provided by law or as expressly provided by the Certificate of Designation, the holders of the Series A Preferred Stock (in their capacities as such) shall not have any voting rights of shareholders in the Company.
Without the prior written consent of Oaktree, so long as the Series A Preferred Stock is outstanding, the Company will not and will cause its subsidiaries not to (the following, the “Consent Rights”):
•
create, authorize the creation of or issue or obligate itself to issue (i) any stock that ranks senior to the Series A Preferred Stock and has preference or priority over the Series A Preferred Stock with respect to payment of dividends or in the distribution of assets in case of any liquidation, dissolution or winding up of the Company (the “Senior Stock”), (ii) any stock that ranks on parity with the Series A Preferred Stock with respect to payment of dividends and in the distribution of assets in case of any liquidation, dissolution or winding up of the Company (the “Parity Stock”), (iii) any capital stock that votes as a single class with the holders of Series A Preferred Stock with respect to the Consent Rights, or (iv) any stock of any subsidiary of the Company (with certain exceptions);

•
reclassify or amend any capital stock of the Company or its subsidiaries if it would render such capital stock senior to or on parity with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends;

•
enter into any agreement with respect to or consummate any merger, consolidation or similar transaction with any other person pursuant to which the Company or its subsidiary (as the case may be) would not be the surviving entity in such transaction, if as a result of such transaction, any capital stock or equity or equity linked securities of such surviving entity would rank senior to or on parity with the Series A Preferred Stock as to the payment of dividends or in the distribution of assets in the event of any liquidation, dissolution or winding up of the surviving entity;
•
assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any debt for borrowed money (subject to certain exceptions in the Certificate of Designations) if as a result thereof the aggregate outstanding amount of debt for borrowed money of the Company and its subsidiaries would exceed $5,000,000 on a consolidation basis other than pursuant to our credit facility or a refinancing thereof in a principal amount that does not exceed the available amount under our credit facility;

•
authorize or consummate any change of control event or liquidation event (in each case, as described in the Certificate of Designation); or

•
modify the Certificate of Designation or any other organizational document of the Company in a manner that would reasonably be expected to be materially adverse to the rights or obligations of the holders of Series A Preferred Stock.

Dividends
Dividends on each share of Series A Preferred Stock will be payable in cash on a quarterly basis and will accrue on the stated value of such share on a daily basis at a rate of (i) 6% per annum during the period from the Closing Date until the 18 month anniversary of the Closing Date and (ii) 10% per annum thereafter; provided that the dividend rate will be increased by 2% per annum in case of any non-payment of dividends when due, failure to redeem shares of Series A Preferred Stock when required or any other material default (in each case, as further specified in the Certificate of Designations) until such non-payment, failure or default has been cured, resolved or waived.
Redemption
The Series A Preferred Stock will not have a scheduled redemption date or maturity date. The Company may, at any time and from time to time, redeem all or any portion of the shares of Series A Preferred Stock then outstanding; provided, that any such redemption shall be on a pro rata basis among the holders of Series A Preferred Stock in accordance with the number of shares of Series A Preferred Stock then held by such holders. In connection with any redemption, the Company shall pay a price per share of Series A Preferred Stock equal to the Redemption Price. There shall be no premium or penalty payable in connection with any redemption.
As a condition to the consummation of any change of control (as described in the Certificate of Designations), the Company will redeem all shares of Series A Preferred Stock then outstanding. In addition, in the event of (i) a sale of any capital stock of the Company or its subsidiaries (including the sale of such capital stock upon the cash exercise of any Warrants but excluding sales pursuant to the Company’s incentive plan, sales to the extent the proceeds thereof are used to maintain the Company’s solvency or to avoid default under a bona-fide credit agreement to which the Company or its subsidiaries are subject or as consideration for a bona fide acquisition by the Company or its subsidiaries) or (ii) a disposition by the Company of assets, in a single transaction or series of related transactions, outside the ordinary course of business for which the Company or its subsidiaries receives consideration in excess of $5,000,000, the Company will be required to, within three business days of such events, use the net cash proceeds from such events to redeem the maximum number of shares of Series A Preferred Stock that can be redeemed with such net cash proceeds at the Redemption Price.
Liquidation
In case of a liquidation event, the holders of shares of the Series A Preferred Stock will be entitled to receive an amount per share of Series A Preferred Stock equal to $1,000 per share (subject to certain adjustments provided in the Certificate of Designation to reflect stock splits and similar events) and all accrued and unpaid dividends (the “Redemption Price”), subject to the rights of any holders of Senior Stock or Parity Stock, as may be applicable, before any distribution or payment to holders of Common Stock or any other stock ranking junior to the Series A Preferred Stock.

Conversion
Any holder of Series A Preferred Stock may elect, by written notice to the Company (x) at any time and from time to time on or after the third anniversary of the Closing Date or (y) at any time and from time to time on or after the non-payment of dividends when due, failure to redeem shares of Series A Preferred Stock when required or any other material default (in each case, as further specified in the Certificate of Designation) until such non-payment, failure or default is cured by the Company, to cause the Company to convert, without the payment of additional consideration by such holder, all or any portion of the issued and outstanding shares of Series A Preferred Stock held by such holder, as specified by such holder in such notice, into a number of shares of Common Stock determined by dividing (i) the stated value per share of $1,000 (subject to certain adjustments provided in the Certificate of Designations for stock splits and similar events) plus accrued and unpaid dividends by (ii) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately preceding the conversion date. In the event the Series A Preferred Stock is converted following an uncured non-payment, failure or default event, for the purposes of the foregoing calculation, VWAP per share shall be multiplied by 90%. The “VWAP per share” is defined as the per share volume-weighted average price as reported by Bloomberg (as further described in the Certificate of Designations).
Restrictions on the Company
Subject to certain exceptions, while any Series A Preferred Stock is outstanding, (i) no dividends to or redemptions of any shares that rank junior to the Series A Preferred Stock may be made by the Company and (b) no dividends to or redemptions of any Parity Stock may be made by the Company, unless such dividends or redemptions are made proportionately with the Series A Preferred Stock.
Our Transfer Agent and Warrant Agent
The transfer agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of Common Stock then outstanding; or

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the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
For purposes of the six-month holding period requirement of Rule 144, a person who beneficially owns restricted shares of our Common Stock issued pursuant to a cashless exercise of a Warrant shall be deemed to have acquired such shares, and the holding period for such shares shall be deemed to have commenced, on the date the Warrant was originally issued.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; or

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (which, in our case, is likely to occur one year after the February 9, 2018 filing of the Proxy Statement).

As of June 22, 2018, we had 21,577,650 shares of Common Stock outstanding. Of these shares, the 7,032,835 shares that were sold in the IPO and were not redeemed in connection with the Business Combination are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.
As of June 22, 2018, there are 16,960,000 Warrants outstanding, consisting of 15,000,000 Public Warrants originally sold as part of units in the IPO, 460,000 Private Placement Warrants that were originally issued as part of units in a private placement that closed concurrently with the consummation of the IPO and 1,500,000 Backstop Warrants that were issued to the Backstop Purchasers in connection with the closing of the Business Combination. Each Warrant is exercisable for one-half of one share of our Common Stock, in accordance with the terms of the Warrant Agreement. The Public Warrants are freely tradable. In addition, we were obligated to use reasonable best efforts to file as soon as practicable after the closing of the Business Combination the registration statement of which this prospectus forms a part covering the shares of our Common Stock that may be issued upon the exercise of the Warrants and cause this registration statement to become effective and maintain the effectiveness of this registration statement until the expiration of the Warrants.

LEGAL MATTERS
The validity of the shares of our Common Stock offered by this prospectus will be passed upon for us by Kirkland & Ellis, LLP, Chicago, Illinois and Ellenoff, Grossman & Schole LLP, New York, New York.
EXPERTS
The audited financial statements of M III Acquisition Corp. as of December 31, 2017 and 2016 and for the years then ended and for the period from August 4, 2015 (inception) through December 31, 2015 included in the Annual Report on Form 10-K filed with the SEC on March 6, 2018, which are incorporated by reference in this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing therein, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.
The consolidated financial statements of IEA Energy Services, LLC and subsidiaries (“IEA”) as of December 31, 2017 and for each of the three years in the period ended December 31, 2017, included in the Current Report on Form 8-K filed with the SEC on March 29, 2018, which is incorporated by reference into this prospectus, have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.iea.net. Our website is not a part of this prospectus and information on, or accessible through, our website is not part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Items 2.02 or 7.01 of a Current Report on Form 8-K) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (as filed with the SEC on March 6, 2018);

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Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 (as filed with the SEC on May 10, 2018); and

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Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January 2, 2018, January 4, 2018, January 10, 2018, February 7, 2018, February 9, 2018, February 23, 2018, March 2, 2018, March 8, 2018, March 9, 2018, March 20, 2018, March 21, 2018, March 29, 2018, March 30, 2018, April 25, 2018, May 31, 2018, June 7, 2018 and June 26, 2018 (including, with respect to our Form 8-K filed on March 29, 2018 and our Form 8-K/A filed on March 30, 2018, those portions of our definitive proxy statement on Schedule 14A filed with the SEC on February 9, 2018 specifically incorporated by reference therein).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Infrastructure and Energy Alternatives, Inc.
6235 Digital Way
Suite 460
Indianapolis, IN 46278
(765) 828-2580
Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this documents or you specifically request them.

Infrastructure and Energy Alternatives, Inc.
8,000,000 shares of common stock
Prospectus Supplement
Sole Book-Running Manager
Guggenheim Securities
Co-Managers
StifelD.A. Davidson & Co.
February 4, 2021